UNITED STATES
SECURITIES AND EXCHANGE COMMISION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

EMPLOYERS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No Fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

SEC 1913 (01-07)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form of Schedule and the date of its filing.

1)	Amount Previously Paid:

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4)	Date Filed:

April 16, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Employers Holdings, Inc. The meeting will be held on Thursday, May 31, 2007, beginning at 10:00 a.m. Pacific Daylight Time at the Reno-Sparks Convention Center located at 4590 South Virginia Street, Reno, Nevada 89502.

All holders of record of Employers Holdings, Inc. common stock as of April 4, 2007 are entitled to vote at the 2007 Annual Meeting of Stockholders.

As described in the accompanying Notice and Proxy Statement, you will be asked to elect three Directors for three-year terms expiring in 2010 and to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2007.

Employers Holdings, Inc.’s Annual Report for the year ended December 31, 2006 is enclosed.

Your proxy card is enclosed. Whether or not you plan to attend this meeting, please sign, date and return your proxy card in the enclosed pre-addressed, postage-paid envelope as soon as possible so that your shares will be voted at the meeting in accordance with your instructions. You may also vote your proxy by telephone or on the Internet as described on the enclosed proxy card, or in person at the Annual Meeting. You can revoke your proxy anytime prior to the Annual Meeting and submit a new proxy as you deem necessary. Should you wish to revoke your proxy, you will find the procedures on page 1 of the Proxy Statement.

I look forward to seeing you at the meeting on May 31st.

Sincerely,

Robert J. Kolesar
Chairman of the Board

America’s small business insurance specialist.SM

tel 775 327-2700 | 9790 GATEWAY DRIVE, SUITE 100 | RENO, NV 89521 | www.employers.com

EMPLOYERS HOLDINGS, INC.
9790 Gateway Drive
Reno, Nevada 89521

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 31, 2007

The 2007 Annual Meeting of Stockholders of Employers Holdings, Inc. will be held on May 31, 2007, beginning at 10:00 a.m. Pacific Daylight Time at the Reno-Sparks Convention Center located at 4590 South Virginia Street, Reno, Nevada 89502 for the following purposes:

1.	To elect three (3) Class I Directors to serve until the 2010 Annual Meeting of Stockholders;

2.	To ratify the appointment of Ernst &Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007; and

3.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only holders of Employers Holdings, Inc.’s common stock of record as of the close of business on April 4, 2007 have the right to receive notice of and to vote at the 2007 Annual Meeting of Stockholders and any postponement or adjournment thereof.

By Order of the Board of Directors,
Lenard T. Ormsby Executive Vice President, Secretary and Chief Legal Officer

April 16, 2007

YOUR VOTE IS IMPORTANT. YOU CAN VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING, BY PROXY BY MAILING YOUR SIGNED PROXY CARD IN THE PREPAID RETURN ENVELOPE ENCLOSED WITH THE PROXY CARD, BY PROXY VIA THE TELEPHONE OR BY PROXY ON THE INTERNET.

America’s small business insurance specialist.SM

tel 775 327-2700 | 9790 GATEWAY DRIVE, SUITE 100 | RENO, NV 89521 | www.employers.com

APPENDIX B	B-1
PROXY CARD	B-1

i

EMPLOYERS HOLDINGS, INC.
9790 Gateway Drive
Reno, Nevada 89521

PROXY STATEMENT

This Proxy Statement, the accompanying proxy card and the 2006 Annual Report to Stockholders of Employers Holdings, Inc. (the ‘‘Company’’ or ‘‘Employers Holdings’’) are being mailed on or about April 16, 2007 in connection with the solicitation on behalf of the Board of Directors of Employers Holdings of proxies to be voted at the 2007 Annual Meeting of Stockholders (the ‘‘Annual Meeting’’) on May 31, 2007, and any postponements and adjournments thereof. All holders of record of Employers Holdings common stock at the close of business on April 4, 2007 are entitled to vote. Each holder of record of common stock on that date is entitled to one vote at the Annual Meeting for each share of common stock held. On that date, there were 53,527,907 shares of common stock issued and outstanding and entitled to vote at the meeting.

Unless otherwise required by applicable law, the Company’s Articles of Incorporation or the Bylaws, both as amended and restated, a majority of the voting power of the issued and outstanding stock of the Company entitled to vote, including the voting power that is represented in person or by proxy, regardless of whether any such proxy has the authority to vote on all matters, shall constitute a quorum for the transaction of business at the Annual Meeting. The Directors will be elected by a plurality of the votes cast by holders of the Company’s common stock for each Director. If you withhold authority to vote for a Director nominee, your shares will not be counted in the vote for that Director nominee.

You may vote your shares in any of the following ways:

•	by mail, by marking, signing and dating the enclosed proxy card and returning it to the Company as soon as possible in the enclosed postage prepaid envelope;

•	by telephone at 1-800-560-1965 anytime before 12:00 p.m., Central Daylight Time, May 30, 2007;

•	by the Internet at http://www.eproxy.com/eig/ at anytime before 12:00 p.m., Central Daylight Time, May 30, 2007; or

•	in person at the Annual Meeting on May 31, 2007.

If you vote by proxy, you can revoke your proxy at any time before it is voted at the Annual Meeting. You can do this by:

•	delivering a written notice revoking your proxy to the Secretary of the Company at the above address;

•	delivering a new proxy bearing a date after the date of the proxy being revoked; or

•	voting in person at the Annual Meeting.

All properly executed proxies, unless revoked as described above, will be voted at the Annual Meeting in accordance with your directions on the proxy. If a properly executed proxy gives no specific instructions, the shares of common stock represented by your proxy will be voted:

•	FOR the election of each of the three Director nominees to serve a three-year term expiring at the 2010 Annual Meeting of Stockholders;

•	FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007; and

•	at the discretion of proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

If you own shares of common stock held in a ‘‘street name’’ by a bank or brokerage firm and you do not instruct your broker how to vote your shares using the instructions your broker provides to you, your broker may choose not to vote your shares. To be sure your shares are voted in the manner you desire, you should instruct your broker how to vote your shares.

In accordance with the Company’s Bylaws, Mr. Kolesar, Chairman of the Board, has selected Kevin Kelly of Morrow & Co., Inc, and Barbara M. Novak of Wells Fargo Shareowner Services to be the inspectors of the election at the Annual Meeting. The inspectors of the election are not officers or Directors of the Company, and they will receive and canvass the votes given at the meeting and certify the results to the Chairman of the Board.

If your shares are held in a ‘‘street name,’’ you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date of April 4, 2007, in order to be admitted to the Annual Meeting on May 31, 2007.

Shares of common stock represented in person or by proxy (including ‘‘broker non-votes’’ and shares that abstain or do not vote with respect to one or more of the proposals to be voted upon) will be counted for the purpose of determining whether a quorum exists. A share once represented for any purpose at the Annual Meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment thereof unless (1) the stockholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new record date is or will be set for that adjourned meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if they either (1) abstain from voting on a particular matter or (2) are ‘‘broker non-votes.’’

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s full Board of Directors (the ‘‘Board’’) consists of ten (10) Directors. The Board is divided into three classes, with Classes I and II each having three (3) Directors and Class III having four (4) Directors. The Directors in each class serve for a three-year term. The terms of each class expire at successive Annual Meetings so that the stockholders elect one class of Directors at each Annual Meeting. Currently, Class I, Class II and Class III terms expire in 2007, 2008 and 2009, respectively. The current composition of the Board, and the nominees for Directors for terms expiring in 2010, is listed below. All nominees are current members of the Board. All properly executed proxies will be voted for these nominees unless contrary instructions are properly made, in which case the proxy will be voted or withheld in accordance with such instructions. Should any nominee become unable to accept nomination or election, the proxies will be voted for the election of such person, if any, as shall be recommended by the Board or for holding a vacancy to be filled by the Board at a later date. The Board has no reason to believe that the persons listed as nominees will be unable to serve. In the election of Directors, each properly nominated candidate receiving a plurality of votes shall be elected. The current composition of the Board is:

Class I Directors (term expiring at this Annual Meeting and nominated to serve until the 2010 Annual Meeting)	Rose E. McKinney-James John P. Sande, III Martin J. Welch
Class II Directors (serving until the 2008 Annual Meeting)	Robert J. Kolesar Douglas D. Dirks Richard W. Blakey
Class III Directors (serving until the 2009 Annual Meeting)	Ronald F. Mosher Katherine W. Ong Michael D. Rumbolz Valerie R. Glenn

The election of the three Class I Directors will take place at the Annual Meeting on May 31, 2007. At its meeting of March 28, 2007, the Board approved the recommendation of the Board Governance and Nominating Committee that the three Class I Directors be nominated for an additional three-year term.

Pursuant to the rules promulgated under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), the following information lists, as to nominees for Director and Directors whose terms of office will continue after the Annual Meeting, the principal occupation, age, the year in which each first became a Director of Employers Holdings, Inc. or its predecessor, the year in which each first became a Director of any of Employers Holdings’ subsidiaries or their predecessors, and directorships in registered investment companies or companies having securities which are registered pursuant to, or that are subject to certain provisions of, the Exchange Act. The information provided is as of February 2007, unless otherwise indicated.

Employers Holdings is the new name for our company resulting from the completion of the conversion of EIG Mutual Holding Company (‘‘EIG’’) from a Nevada mutual holding company to a Nevada stock corporation on February 5, 2007. EIG and its wholly-owned direct subsidiary, Employers Insurance Group, Inc. (‘‘EIGI’’) (now known as Employers Group, Inc. (‘‘EGI’’)), were formed on April 1, 2005 in conjunction with the conversion of Employers Insurance Company of Nevada, A Mutual Company (‘‘EICN’’), into a Nevada stock corporation. EICN commenced operations as a private mutual insurance company on January 1, 2000, when it assumed the assets, liabilities and operations of the former Nevada State Industrial Insurance System (the ‘‘Fund’’) pursuant to legislation passed in the 1999 Nevada Legislature. Employers Compensation Insurance Company (‘‘ECIC’’), a wholly owned subsidiary of EICN, commenced operations when we acquired renewal rights and certain other tangible and intangible assets from Fremont Compensation Insurance Group and its affiliates (‘‘Fremont’’) in 2002. Except as otherwise indicated, each nominee or continuing Director has had the same principal occupation or employment during the past five years.

YOUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL THREE NOMINEES LISTED BELOW.

Nominees For Election As Class I Directors With Terms Expiring At the 2010 Annual Meeting

Rose E. McKinney-James, age 55, has served as a Director of Employers Holdings, EGI and their predecessors since their creation in April 2005, and as a Director of EICN since March 2001. She was also a Director of ECIC and its predecessor from August 2002 to May 2004. Ms. McKinney-James has been the owner of Energy Works Consulting, LLC since 2003 and McKinney-James & Associates since 2005, both located in Las Vegas. Both firms focus on public affairs in the areas of energy, education, and environmental policy. Prior to creating Energy Works Consulting in 2003, Ms. McKinney-James was President and Chief Executive Officer of the Corporation for Solar Technologies and Renewable Resources from 1995 to 2000, and the President of public affairs and advertising for Brown & Partners Advertising from 2000 to 2001. She held the position of President of Government Affairs for the firm of Faiss Foley Merica in 2000 and 2001. Ms. McKinney-James is a former Commissioner with the Nevada Public Service Commission and also served as the Director of the Nevada Department of Business and Industry. She is a Director of The Energy Foundation, Toyota Financial Savings Bank and MGM-Mirage, a public company. Ms. McKinney-James received a B.A. degree from Olivet College and J.D. degree from Antioch School of Law in Washington, D.C.

John P. Sande, III, age 57, has served as a Director of Employers Holdings, EGI and their predecessors since their creation in April 2005, and as a Director of EICN since March 2001. He was also a Director of ECIC from August 2002 through May 2004. Mr. Sande has been a partner of the Nevada law firm of Jones Vargas and its predecessor firm, Vargas and Bartlett, since 1974, primarily practicing in the areas of administrative law and trusts and estates. He is Chairman of the Board of the Reno-Tahoe Open Foundation, and has served as Director of the Reno Air Racing Association, Director of The First TEE, founding member of the Montreux Golf & Country Club Board of Governors, Co-Chair of the KNPB Channel 5 Capital Campaign, and as a Trustee of the William F. Harrah Automobile Foundation. He also served four terms on the Stanford University Athletic Board. Mr. Sande is a Trustee for the William F. Harrah Trusts, Director of Stanharrah, a corporation owned by the William F. Harrah Trusts, Chairman of the Board for First Independent Bank of Nevada, and previously served on the Board of Directors for Bank of America Nevada (Valley Bank of Nevada). Mr. Sande holds a B.A. degree, with great distinction, from Stanford University and a J.D. degree, cum laude, from Harvard University.

Martin J. Welch, age 51, has served as a Director of Employers Holdings, EGI and their predecessors, and EICN and ECIC since March 2006. He has also served as President and Chief Operating Officer of EICN and ECIC since January 2006 and was Senior Vice President and Chief Underwriting Officer of EICN and ECIC from September 2004 to January 2006. Mr. Welch has more than 25 years of experience in workers’ compensation and commercial property and casualty insurance. Prior to joining the Company, he served as Senior Vice President, National Broker Division, for Wausau Insurance Companies from January 2003 to February 2004, and from March 2001 to December 2002 was Senior Vice President of Broker Operations for Wausau. He holds a B.S. degree in Finance from the University of Illinois and is a Chartered Property and Casualty Underwriter.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2008

Robert J. Kolesar, age 63, has served as a Director of Employers Holdings, EGI and their predecessors since their creation in April 2005; a Director of EICN since January 2000; and a Director of ECIC since August 2002. He has been the Chairman of the Board of Employers Holdings, EGI and their predecessors since 2005, and Chairman of the Board of EICN and ECIC since 2004. Mr. Kolesar has been a founding/managing partner of the Las Vegas law firm of Kolesar & Leatham, Chtd. since 1986. Mr. Kolesar practices in the fields of real estate, corporation, banking, finance, and fiduciary/trust law. Prior to entering into private practice in 1986, Mr. Kolesar held General Counsel and/or Senior Legal Staff positions in Nevada at Valley Bank of Nevada (now Bank of America), and in Cleveland, Ohio at Cardinal Federal Savings and Loan Association, The Ameritrust Company (now KeyBank) and Forest City Enterprises, Inc. He currently serves on the Boards of Directors of numerous Nevada subsidiaries of Marshall & Ilsley Corporation and has served on the Board of HELP of Southern Nevada, the Las Vegas Symphony, and the National Conference for Community and Justice. Mr. Kolesar has multiple group memberships, including the National Association of Industrial and Office Parks and the International Council of Shopping Centers, and is currently on the Board of Trustees of the Nevada Development Authority and the Board of Advisors of the Las Vegas Chamber of Commerce. He is a member of the American Bar Association and the Nevada and Clark County Bar Associations. Mr. Kolesar received a B.A. from John Carroll University and a J.D. from Case Western Reserve University.

Douglas D. Dirks, age 48, has served as President and Chief Executive Officer of Employers Holdings, EGI and their predecessors since their creation in April 2005. He has served as Chief Executive Officer of EICN and ECIC since January 2006. He served as President and Chief Executive Officer of EICN from January 2000 until January 2006, and served as President and Chief Executive Officer of ECIC from May 2002 until January 2006. Mr. Dirks has served as President and Chief Executive Officer of Employers Occupational Health, Inc. (‘‘EOH’’) and Elite Insurance Services, Inc. (‘‘EIS’’) since 2002. He has been a Director of Employers Holdings, EGI and their predecessors since April 2005; a Director of EICN since December 1999, EOH since 2000, EIS since August 1999 and a Director of ECIC since May 2002. Mr. Dirks was the Chief Executive Officer of the Fund from 1995 to 1999 and its Chief Financial Officer from 1993 to 1995. Prior to joining the Fund, he served in senior insurance regulatory positions and as an advisor to the Nevada Governor’s Office. Mr. Dirks also has worked in the public accounting and investment banking industries and is a licensed Certified Public Accountant in the state of Texas. He presently serves on the Board of Directors of the Nevada Insurance Guaranty Association and the Nevada Insurance Education Foundation. Mr. Dirks holds B.A. and M.B.A. degrees from the University of Texas and a J.D. degree from the University of South Dakota.

Richard W. Blakey, age 57, has served as a Director of Employers Holdings, EGI and their predecessors since their creation in April 2005, and a Director of EICN since January 2000. He was also a Director of ECIC from August 2002 until May 2004. Dr. Blakey is a Director and Chairman of the Board of the Reno Orthopedic Clinic, and Chairman of the Board of Healthy Family Foundation. He is a member of the

American Academy of Orthopedic Surgeons, Nevada State Medical Association, and Washoe County Medical Society. Dr. Blakey actively practices and is affiliated with Saint Mary’s Regional Medical Center, Northern Nevada Medical Center, and Renown Regional Medical Center. He has served as Chairman of the Board of the Reno Spine Center, is a member of the Board of Accessible, Reliable Care MedCenters LLC. Dr. Blakey is a Board certified orthopedic surgeon. He received a B.S. degree from the California Institute of Technology and his medical degree from the University of Southern California, School of Medicine.

Continuing Directors Whose Terms Expire In 2009

Ronald F. Mosher, age 63, has served as a Director of Employers Holdings, EGI and their predecessors since their creation in April 2005, and a Director of EICN since December 2003. He was also a Director of ECIC from December 2003 to May 2004. Mr. Mosher has extensive experience in the insurance industry and served as a senior executive with AEGON N.V. from 1983 until his retirement in 2003. He also works as a consultant in the insurance industry. Mr. Mosher currently is a Director of Transamerica Financial Life Insurance Company, Transamerica Life (Bermuda) Ltd. and WFG Reinsurance Limited, and has previously served on several other insurance company Boards. Mr. Mosher is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, and the National Association of Corporate Directors. Mr. Mosher earned a B.S. degree from the University of Denver and an M.B.A. degree from Cornell University.

Katherine W. Ong, age 49, has served as a Director of Employers Holdings, EGI and their predecessors since their creation in April 2005, and a Director of EICN since January 2000. She was also a Director of ECIC from August 2002 to May 2004. Since January 1996, she has been the co-founder and Director of Hobbs, Ong & Associates, Inc., a financial consulting group specializing in advisory services for municipal bond financings, problem solving and support. Prior to 1996, she was the Budget Manager for Clark County, Nevada. Ms. Ong also serves on the Boards of KNPR (Southern Nevada public radio), the Las Vegas Music Festival and is a member of the Government Finance Officer’s Association. Ms. Ong received a B.S. degree from the University of Nevada.

Michael D. Rumbolz, age 53, has served as a Director of Employers Holdings, EGI and their predecessors since their creation in April 2005, and a Director of EICN since January 2000. He was also a Director of ECIC from August 2002 to May 2004. Mr. Rumbolz has over 20 years of experience in the gaming industry. He has been Chief Executive Officer and Chairman of the Board of Cash Systems, Inc., a public company, since January 2005. He has been Managing Director of Acme Gaming LLC, a gaming consultancy service, since July 2001. He was Vice Chairman and a member of the Board of Casino Data Systems from March 2000 to July 2001 when it was acquired by Aristocrat. He was President and Chief Executive Officer of Anchor Gaming from 1995 to 2000 and Director of Corporate Development for Circus Circus Enterprises, Inc. from late 1992 to June 1995, including serving as the first President of and Managing Director of Windsor Casino Limited, a consortium company owned by Hilton Hotel Corp., Circus Circus Enterprises Inc. and Caesars World. Mr. Rumbolz also held various executive positions with Trump Hotels & Casino Resorts. In addition to his corporate experience, Mr. Rumbolz was also the former Chief Deputy Attorney General and the former Chairman of the Nevada Gaming Control Board. He received a B.A. degree with distinction from the University of Nevada, Las Vegas and a J.D. degree from the University of Southern California, Gould School of Law.

Valerie R. Glenn, age 52, has served as a Director of Employers Holdings and its predecessor since April, 2006 and EGI since February, 2007. Ms. Glenn became a partner in Rose-Glenn, Inc. (now known as the Rose/Glenn Group) on January 1, 1989 and has served as Chairman, President and Chief Executive Officer since January 15, 2003. Ms. Glenn has been co-owner and publisher of Visitor Publications, Inc., which publishes the Reno/Tahoe Visitor, since January 1998. She was a founding partner in the advertising sales firm of Kelley-Rose Advertising, Inc. and was a partner from 1981 to 1994. Ms. Glenn began her advertising career in San Francisco in 1976 with international advertising agency Dancer Fitzgerald Sample. Ms. Glenn graduated from the University of Nevada, Reno with a B.A. degree.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors.    Employers Holdings became a publicly traded stock company on February 5, 2007. Accordingly, the historical information provided in this Proxy Statement for fiscal year 2006 is that of its predecessor, EIG, and EIG’s Board of Directors, unless otherwise indicated. During the year ended December 31, 2006, there were twelve meetings of EIG’s Board of Directors. Each member of EIG’s Board of Directors continued on to Employers Holdings’ Board of Directors after the conversion and initial public offering. Each Director attended at least 75% of the aggregate of the meetings of EIG’s Board of Directors and the meetings of the committees of the Board on which such members served during 2006. Prior to May 18, 2006, the active committees were constituted under, and the meetings were conducted pursuant to the direction of, the Board of Directors of EIGI (now known as EGI), the intermediate holding company. On May 18, 2006, the Board of Directors of EIG established the following standing committees to mirror those of EIGI: Executive; Audit/Finance; Compensation; Board Governance and Nominating; and Government and Community Relations. At that time, EIG already had a non-standing Corporate Development Committee. On November 17, 2006, the Board of EIG authorized the formation of a separate Finance Committee and dissolved its Government and Community Relations and Corporate Development Committees.

Employers Holdings’ Board members are expected to attend our 2007 Annual Meeting of Stockholders. All Board members attended the 2006 Annual Meeting of EIG.

Board Committees

The Board of Directors of Employers Holdings currently has five (5) standing committees: Audit, Board Governance and Nominating, Compensation, Executive and Finance. The following table summarizes the membership of the Board’s committees and the independence of the Company’s Directors.

Name of Director	Independent Director	Audit	Board Governance and Nominating	Finance	Compensation	Executive
Richard W. Blakey	Yes	—	—	Yes	Yes	(C)	Yes
Douglas D. Dirks	—	—	—	Yes	—	Yes
Valerie R. Glenn	—	—	—	Yes	—	—
Robert J. Kolesar	Yes	—	Yes	—	—	Yes	(C)
Rose E. McKinney-James	Yes	Yes	Yes	—	—	—
Ronald F. Mosher	Yes	Yes	(C)	—	—	—	Yes
Katherine W. Ong	Yes	Yes	—	—	Yes	—
Michael D. Rumbolz	Yes	—	—	Yes	(C)	Yes	Yes
John P. Sande, III	Yes	—	Yes	(C)	Yes	—	Yes
Martin J. Welch	—	—	—	—	—	—
Number of Meetings Held in 2006	12	6	0	13	1

(C)	denotes committee chair

Audit Committee.    This committee currently consists of Mr. Mosher, Chairperson, Ms. McKinney-James and Ms. Ong, each of whom comprised the committee in 2006. The Company’s Audit Committee satisfies the independence and other requirements of the New York Stock Exchange and the SEC, without regard to any transition period provided for therein. Each member of the Audit Committee is financially literate. In addition, the Company’s Board of Directors has determined that Mr. Mosher is an Audit Committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K of the Securities Act. The Audit Committee assists the Board in monitoring the integrity of our financial statements, our independent auditors’ qualifications and independence, the performance of our internal audit function and independent auditors, and our compliance with legal requirements. The Audit Committee also prepared the Audit Committee report included in this Proxy Statement. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee. The Audit Committee reviews and evaluates, at least annually, the performance of the Audit Committee and its members, including compliance of the Audit Committee with its charter. A copy of the charter of the Audit Committee is available on our website at www.employers.com and is attached hereto as Appendix A. The Company will also provide a print copy of the charter to any stockholder who requests it. The Audit Committee met twelve times in 2006.

Board Governance and Nominating Committee.    This committee consists of Messrs. Sande, Chairperson, Kolesar and Ms. McKinney-James. Prior to November 17, 2006, the committee was comprised of Messrs. Sande, Blakey and Ms. McKinney-James. Our Board Governance and Nominating Committee currently satisfies the independence and other requirements of the New York Stock Exchange and the Securities and Exchange Commission (the ‘‘SEC’’), without regard to any transition period provided for therein. The purpose of the Board Governance and Nominating Committee is to identify and select qualified individuals to become members of the Board of Directors and its committees, determine the composition of the Board of Directors and its committees, to recommend to the Board a slate of Director-nominees for each Annual Meeting of stockholders, develop and recommend to the Board of Directors sound corporate governance policies and procedures, to review succession plans of the Company’s Chairman and Chief Executive Officer, and to oversee the evaluation of the Board and management.

The Board Governance and Nominating Committee will consider Director candidates recommended by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice provided for in Section 10 of our Bylaws and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the following notice provisions set forth in Section 10 of our Bylaws. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must also be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing Directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) the other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

The Board Governance and Nominating Committee may apply several criteria in selecting Director nominees from any source. At a minimum, the committee shall consider (a) whether each nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and (b) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors which the committee may consider include a candidate’s specific experiences and skills, relevant industry background and knowledge, time and availability in light of other commitments, age, potential conflicts of interest, material relationships with the Company and independence from management and the Company. The Board Governance and Nominating Committee also may seek to have the Board represent a diversity of backgrounds and experience. The Board Governance and Nominating Committee shall be responsible for assessing the appropriate balance of criteria required of Board members.

In 2006, the Board Governance and Nominating Committee did not engage the services of a third party to help identify or evaluate Director nominees. The Board Governance and Nominating Committee reviews and evaluates, at least annually, the performance of the Board Governance and Nominating Committee and its members, including compliance of the Board Governance and Nominating Committee with its charter. A copy of the Board Governance and Nominating Committee Charter is available on our website at www.employers.com. The Company will provide a print copy of the charter to any stockholder who requests it. The Board Governance and Nominating Committee met six times in 2006.

Compensation Committee.    This committee consists of Messrs. Blakey, Chairperson, Rumbolz and Ms. Ong. Prior to November 17, 2006, this committee was comprised of Messrs. Blakey, Kolesar and Ms. Ong. Our Compensation Committee satisfies the independence and other requirements of the New York Stock Exchange, without regard to any transition period provided for therein, and those of the SEC and of Section 162(m) of the Internal Revenue Code. This committee administers our equity and incentive bonus, 401(k) and other benefits plans, determines the details of the compensation package for the Chief Executive Officer, establishes the total compensation philosophy and strategy for the Company and its Board, and approves the salary and bonuses for Executive Officers annually. The Compensation Committee also produced a report on executive officer compensation as required by the SEC to be included in our annual proxy statement, and prepared the Compensation Committee Report included herein. The committee has engaged Frederic W. Cook, Inc. (‘‘F.W. Cook’’) to serve as the Compensation Committee’s independent compensation consultant in connection with executive, Board of Directors and other compensation-related matters, and to provide objective, third-party advice on the reasonableness of compensation levels in comparison with those of other similarly situated companies, and the appropriateness of the compensation program structure in accomplishing the Compensation Committee’s objectives. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter. A copy of the charter of the Compensation Committee is available on our website at www.employers.com. The Company will provide a print copy of the charter to any stockholder who requests it. The Compensation Committee met thirteen times in 2006.

Executive Committee.    This committee consists of Messrs. Kolesar, Chairperson, Blakey, Rumbolz, Sande, Mosher and Dirks. Prior to November 17, 2006, the committee consisted of Messrs. Kolesar, Dirks, Mosher and Rumbolz. The Executive Committee functions on behalf of the Board of Directors, acting in respect of ordinary course matters, during intervals between meetings of the Board of Directors, as necessary. The Executive Committee reviews and evaluates, at least annually, the performance of the Executive Committee and its members, including compliance of the Executive Committee with its charter. The Executive Committee met one time in 2006.

Finance Committee.    This committee was formed on November 17, 2006 upon the resolution of the Board of Directors and did not convene its first meeting until 2007. The committee consists of Messrs.

Rumbolz, Chairperson, Blakey, Dirks and Sande and Ms. Glenn. The Finance Committee reviews and makes recommendations to the Board of Directors with respect to certain of our financial affairs and policies, including investments and investment policies and guidelines, financial planning, capital structure and management, stock dividend policy and dividends, stock repurchases, and strategic plans and transactions. The Finance Committee reviews and evaluates, at least annually, the performance of the Finance Committee and its members, including compliance of the Finance Committee with its charter. The Finance Committee did not meet in 2006.

Government and Community Relations Committee.    This committee consisted of Ms. McKinney-James, Chairperson, Ms. Ong and Mr. Sande. The purpose of this committee was to monitor, review, and make recommendations to the Board of Directors on the policies and procedures affecting EIG’s role as a responsible corporate citizen. This Committee met three times in 2006 and was dissolved by the Board on November 17, 2006.

CORPORATE GOVERNANCE

The Board has adopted the Corporate Governance Guidelines (the ‘‘Guidelines’’) of Employers Holdings, Inc. which are available on our website at www.employers.com, and the Company will furnish a print copy to any stockholder who requests it. These Guidelines were adopted by the Board to assist the Board in fulfilling its responsibilities and are in compliance with Section 303A of the New York Stock Exchange Listed Company Manual (the ‘‘Listing Standards’’).

DIRECTOR INDEPENDENCE

In accordance with the rules of the New York Stock Exchange, the Board shall affirmatively determine the independence of each Director and nominee for election as a Director in accordance with the guidelines it adopted in the Corporate Governance Guidelines, which include all elements of independence set forth in Section 303A of the New York Stock Exchange Listing Standards. Specifically, the Board has agreed that it shall be comprised of a majority of Directors who qualify as Independent Directors under the listing standards of the New York Stock Exchange.

The Board’s Guidelines provide that it shall review annually the relationships that each Director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Following such annual review, only those Directors who the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) will be considered Independent Directors, subject to additional qualifications prescribed under the Listing Standards of the New York Stock Exchange or under applicable law. The Board may adopt and disclose categorical standards to assist it in determining Director independence. In the event that a Director becomes aware of any change of circumstances that may result in such Director no longer being considered independent under the Listing Standards of the New York Stock Exchange or under applicable law, the Director shall promptly inform the Chairman of the Board Governance and Nominating Committee.

The Board has considered the independence of its members pursuant to the standards set forth in the New York Stock Exchange Listing Standards and determined that Messrs. Dirks and Welch and Ms. Glenn are not independent Directors, and that Messrs. Kolesar, Mosher, Rumbolz, Sande and Dr. Blakey and Ms. McKinney-James and Ms. Ong are independent Directors.

Lead Independent Director

The Board’s Guidelines provide that if the Chairman of the Board is not an Independent Director, the Company’s Independent Directors will designate one of the Independent Directors on the Board to serve as a lead Independent Director (the ‘‘Lead Independent Director’’). If the Chairman of the Board is an Independent Director, then he or she shall serve as Lead Independent Director. The Lead Independent Director’s duties will include coordinating the activities of the Independent Directors, coordinating the agenda for and moderating sessions of the Board’s Independent Directors, and facilitating communications between the other members of the Board. In performing the duties described, the Lead Independent Director is expected to consult with the Chairmen of the appropriate Board committees and solicit their participation in order to avoid diluting the authority or responsibilities of such committee Chairpersons. Mr. Kolesar, the Company’s Chairman, is an independent Director. Accordingly, we do not have a designated Lead Independent Director.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any interested parties desiring to communicate with the Chairman of the Board and/or the other Directors regarding the Company may contact such Directors by sending correspondence to: Employers Holdings, Inc., c/o Chief Legal Officer, 9790 Gateway Drive, Suite 200, Reno, Nevada 89521. Communications may also be sent to: ChiefLegalOfficer@employers.com. Communications may be submitted anonymously, and a sender may also indicate whether he or she is a stockholder, customer, supplier, or other interested party.

All communications received as described above shall be opened by the Chief Legal Officer for the purpose of determining whether the contents represent a message to our Directors, and depending on the facts and circumstances outlined in the communication, will be distributed to the Board, the non-management Directors, an individual Director or committee of Directors, as appropriate. The Chief Legal Officer shall make sufficient copies of the contents to send to each Director who is a member of the Board, or of the group or committee, to which the communication is directed.

PROPOSAL TWO

INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors of the Company has appointed Ernst & Young LLP (‘‘Ernst & Young’’) as Employers Holdings’ independent auditors to examine the financial statements of Employers Holdings and its subsidiaries for the year 2007. The Board of Directors recommends ratification of the appointment of Ernst & Young. The favorable vote of the holders of a majority of Employers Holdings common stock represented in person or by proxy at the Annual Meeting will be required for such ratification.

A representative of Ernst &Young will be present at the meeting with an opportunity to make a statement if such representative desires to do so and to respond to appropriate questions.

Although stockholder approval of this appointment is not required or binding on the Audit Committee, the Board of Directors believes, as a matter of good corporate governance, that stockholders should be given the opportunity to express their views. If the stockholders do not ratify the appointment of Ernst & Young as Employers Holdings’ independent auditors, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THIS APPOINTMENT.

EXECUTIVE OFFICERS

The executive officers of Employers Holdings are principally responsible for general management of the business affairs and property of Employers Holdings, subject to the supervision and direction of Employers Holdings’ Board of Directors. All officers are subject to annual appointment at the regular meeting of the Board of Directors held after each Annual Meeting. Each of the executive officers listed below have employment agreements with Employers Holdings.

There are no family relationships among the Directors, Director nominees, or executive officers.

Set forth below are the names and ages of the executive officers of Employers Holdings as of January 1, 2007, positions held by them during the past five years, the year from which held, the year they first became executive officers of Employers Holdings or its predecessor EIG, or any of its subsidiaries or their predecessors, and other relevant background information.

Executive Officers Who Also Serve as Directors

DOUGLAS D. DIRKS, age 48. Mr. Dirks’ biography is set forth under the section entitled, ‘‘Continuing Directors Whose Terms Expire in 2008.’’

MARTIN J. WELCH, age 51. Mr. Welch’s biography is set forth in the section entitled, ‘‘Nominees For Election As Class I Directors With Terms Expiring at the 2010 Meeting.’’

Executive Officers Who Do Not Serve as Directors

WILLIAM E. YOCKE, age 56, has served as Executive Vice President and Chief Financial Officer of Employers Holdings since January 2007. He has served as Executive Vice President and Chief Financial Officer for EICN and ECIC since June 2005. He has also been Treasurer of Employers Holdings, EGI, and their predecessors, and EICN, ECIC, EOH and EIS since 2005. Mr. Yocke has been a Director of ECIC since November 2005. Prior to joining the Company, Mr. Yocke was Senior Vice President for the Willis Group, a London-based risk management and insurance intermediary, from 2004 to 2005. Previously, he served as Chief Financial Officer for AVRA Insurance Company from 2002 to 2004, Director of Deloitte & Touche West Region Actuarial and Risk Management Consulting from 1996 to 2002, and Director of West Region Risk Management Consulting for Ernst & Young LLP from 1987 to 1996. Mr. Yocke is a licensed Certified Public Accountant in the state of California. Mr. Yocke holds a B.S. degree from St. Mary’s College of California.

LENARD T. ORMSBY, age 54, was appointed Corporate Secretary of EIG in April 2005, General Counsel in October 2006, Chief Legal Officer in November 2006, and currently serves in those capacities with Employers Holdings, in addition to serving as its Executive Vice President and Chief Compliance Officer. He previously served as Executive Vice President and General Counsel of EICN and ECIC from June 2002 to November 2006. He has served as Secretary or Assistant Secretary of EICN, ECIC, EOH and EIS since 2002, and EGI since April 2005. Mr. Ormsby has been a Director of ECIC since June 2004. He was Chief Operating Officer of the Fund and EICN from 1999 to June 2002 and General Counsel of the Fund from 1995 to 1999. Before joining the Fund, Mr. Ormsby was a partner in the Nevada law firm of McDonald, Carano, Wilson, McCune, Bergin, Frankovich & Hicks. He has been a practicing attorney for over 20 years. Mr. Ormsby holds a B.A. degree from the University of Nebraska-Omaha, an M.S. degree from North Dakota State University and a J.D. degree from the University of Nebraska.

ANN W. NELSON, age 46, has served as Executive Vice President, Corporate and Public Affairs, of Employers Holdings since January 2007. She has served as Executive Vice President, Corporate and Public Affairs, of EICN and ECIC since January 2006. Ms. Nelson served EICN as Associate General Counsel from January through December 1999, as General Counsel from December 1999 through July 2002, Executive Vice President of Government Affairs from July 2002 through July 2004, and Executive Vice President of Strategy and Corporate Affairs from July 2004 through December 2005. Ms. Nelson’s governmental experience includes service as Legal Counsel to Nevada Governor Bob Miller from 1994 to 1999, and as a Deputy District Attorney in the Civil Division of the Washoe County District Attorney’s Office in Reno, Nevada from 1993 through 1994. Ms. Nelson holds a B.A. from the University of Nevada, Reno, and a J.D., cum laude, from the University of San Francisco School of Law. She is a member of the Washoe County Bar Association and the State Bar of Nevada.

 COMPENSATION DISCUSSION AND ANALYSIS

The primary objectives of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract and retain the best possible executive talent, to tie annual and long-term cash and stock incentives to achievement of measurable corporate, business unit and individual performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has adopted, and expects to implement and maintain, compensation plan(s) that tie a substantial portion of executives’ overall compensation to the Company’s financial performance (including our combined ratio and adjusted return on equity) and common stock price. Overall, the total compensation opportunity is intended to create an executive compensation program that is set at the median competitive levels of comparable public insurance companies and, in particular, companies with workers’ compensation and other property and casualty lines of business.

In connection with Employers Holdings’ initial public offering which was completed on February 5, 2007, the Compensation Committee retained the compensation consulting firm of F.W. Cook to evaluate our compensation practices and to assist in developing and implementing the executive compensation program and philosophy. The Cook firm developed a competitive peer group and performed analyses of competitive performance and compensation levels. It also met individually with the members of the Compensation Committee and senior management to learn about our business operations and strategy as a public company, key performance metrics and target goals, and the labor and capital markets in which we compete. It developed recommendations that were reviewed and approved by the Compensation Committee and the Board of Directors in connection with developing and approving the plan of conversion.

Compensation Components

Compensation is broken out into the following components:

Base Salary.    Base salaries for the Company’s senior officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with our compensation philosophy. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For 2007, it is currently our intention that base salary increases for senior officers will be limited to five percent per individual.

Annual Bonus.    Effective December 31, 2005, we terminated our 2003 Executive Bonus Plan, which provided for short- and long-term cash bonuses for certain officers, and replaced it with an annual incentive bonus plan for all of our officers in 2006. The 2006 Incentive Bonus Plan was designed to promote the achievement of the Company’s strategic and financial goals, reinforce and reward the officers of the Company for achieving annual goals and performance benefiting the stakeholders in the Company, and attract and retain the resources necessary to successfully lead and manage the Company. The annual incentive awards were based upon the degree of achievement of the corporate performance target(s) of the Company and the plan participant’s individual annual goals, and expressed as a percentage of the annual salary of the plan participant for the performance period based on performance for the measures selected. The corporate performance target for 2006 was achievement of a combined ratio of 102; a goal which was exceeded.

The annual incentive bonuses which are authorized under our new Equity and Incentive Plan are intended to compensate officers for achieving our annual financial goals at corporate and business unit levels and for achieving measurable individual annual performance objectives. The Equity and Incentive Plan provides for a cash bonus, dependent upon the level of achievement of the stated corporate goals and personal performance goals, calculated as a percentage of the officer’s base salary, with higher ranked executive officers being compensated at a higher percentage of base salary. The Compensation Committee approves the annual incentive award for the Chief Executive Officer and for each officer below the Chief Executive Officer level, based on the Chief Executive Officer’s recommendations. For 2007, the target bonus awards (as a percentage of base salary) are as follows: Chief Executive Officer, 90%; Chief Operating Officer, 60%; Executive Vice President, 40%; Senior Vice President, 35%; and Vice President, 25%. These target percentages are reduced from 2006 target percentages, which included both short- and long-term incentive award opportunities, so that our officers’ annual bonus opportunity would be set near the median competitive levels of comparable companies. In March 2007, the Compensation Committee increased the target bonus percentage award for Mr. Welch from 50% to 60% based on the recommendation of F.W. Cook to align Mr. Welch’s bonus with median market standards. Depending on the achievement of the predetermined performance targets, the annual bonus to our officers may be less than or greater than the target bonus. Maximum payout for officers is 150% of the target bonus. Pursuant to its authority under the Equity and Incentive Plan, our Compensation Committee retains the discretion to make adjustments with respect to the 2007 annual bonuses and the equity grants.

Long-Term Incentive Program.    We believe that long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. The Equity and Incentive Plan permits the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, and other stock-based awards. In 2007, we intend to provide long-term awards through a combination of stock options, which will vest based on continued employment, and performance shares, which will vest based on achievement of three-year combined ratio and adjusted return on equity goals.

Founders’ Grants.    In recognition of becoming a public company, we issued ‘‘founders’ grants’’ in the form of a nonqualified stock option to purchase 300 shares of our common stock to each full-time employee, excluding our senior officers, at the initial public offering stock price and pursuant to the terms of the Equity and Incentive Plan. In addition, each part-time employee received a grant to purchase 150 of our shares, for an aggregate issuance of 187,200 shares underlying the ‘‘founders’ grants.’’ We believe the ‘‘founders’ grants’’ align employee interests with those of the Company’s policyholders and stockholders and reinforce the cultural change from a mutual company to a public stock company. The ‘‘founders’ grants’’ will vest pro rata on each of the first three anniversaries of the initial public offering date which occurred on February 5, 2007, subject to the continued employment of the employee, and have a maximum term of seven years.

Annual Equity Awards.    Six months following the completion of the Company’s initial public offering, we intend to begin an annual practice of making equity awards to officers, including our executive officers. We intend that the annual aggregate value of these awards will be set near competitive median levels for comparable companies. One-half of the aggregate value of these awards will be granted in the form of nonqualified stock options and one-half will be granted in the form of performance shares. This two-part program is intended to achieve a balance between market-based incentives such as options, which we believe provide a strong link to stockholder value creation, and financial-based incentives such as performance awards, which we believe have stronger retention impact and provide a direct link to long-term corporate performance.

Options.    The initial option grants will vest as to 25% of the shares underlying each grant six months following the grant date and as to an additional 25% on each of the first three anniversaries of the grant date. After the initial option grants, it is intended that annual option grants will vest pro rata on each of the first four anniversaries of the date of grant. Annual option grants will have a maximum term of seven years.

Performance Shares.    Each grant of performance shares will be earned based on the achievement of pre-established corporate performance goals over a three-year performance period. For the initial performance period which commenced January 1, 2007, the performance goals will be based on the three-year average combined ratio and adjusted return on average equity, each weighted equally. The maximum number of performance shares that may be earned based on actual performance during the performance period will be 150% of the targeted number of performance shares.

Broad-Based Employee Grants.    Beginning in 2008, we will reserve a pool of approximately 20,000 shares for grants of stock options or restricted stock to high-performing non-officer employees in recognition of their individual achievements and contributions to corporate or business unit performance or in circumstances where there is a critical retention need.

Other Compensation.    The Company’s senior officers who were parties to employment agreements prior to the conversion and initial public offering continue to be parties to such employment agreements in their existing form. In addition, consistent with our pay-for-performance compensation philosophy, we intend to continue to maintain modest executive benefits and perquisites for officers. We believe these benefits and perquisites are currently below median competitive levels for comparable companies. We have no current plans to make changes to either the employment agreements (except as required by law or as required to clarify the benefits to which our executive officers are entitled as set forth herein) or levels of benefits and perquisites provided thereunder.

Stock Ownership Guidelines.    We have adopted stock ownership guidelines for our officers, as follows:

Stock Ownership Guidelines

Position	(As a multiple of base salary)
Chief Executive Officer	4x
Chief Operating Officer/Executive Vice President	3x
Senior Vice President	2x
Vice President	1x

The guidelines require that officers eligible for regular annual equity grants retain fifty percent (50%) of ‘‘net gain shares’’ acquired upon exercise of stock options (i.e., shares acquired after the payment of the option exercise price and all employment and income taxes) and payment of earned performance shares until the salary multiple specified above is achieved. Once the specified salary multiple is achieved, the officers must continue to retain 25% of all net gain shares for the duration of their employment with the Company. These guidelines assure that officers are continuously adding to their holdings in the Company’s shares to the extent that the equity incentives granted under the Company’s executive compensation program deliver realized value to officers. No equity or equity based awards may be made to any executive officers prior to six months after the Company’s initial public offering, which occurred on February 5, 2007, or August 5, 2007.

COMPENSATION COMMITTEE REPORT

On March 26, 2007, the Compensation Committee, comprised of Independent Directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors of Employers Holdings that the Compensation Discussion and Analysis be included in this proxy statement.

/s/    The Compensation Committee

Richard W. Blakey, Chairperson
Katherine W. Ong
Michael D. Rumbolz

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer and three other most highly compensated executive officers during 2006:

Name and Principal Position	Salary(1) ($)	Bonus(2) ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	Total ($)
Douglas D. Dirks President and Chief Executive Officer	543,769	—	—	—	1,239,794	57,358	—	1,840,921
William E. Yocke Executive Vice President and Chief Financial Officer	267,846	680			243,740	35,672		547,938
Lenard T. Ormsby Executive Vice President and Chief Legal Officer	341,521	100,680	—	—	273,000	45,895	—	761,096
Martin J. Welch President and Chief Operating Officer, EICN and ECIC	307,115	680	—	—	279,475	192,740	—	780,010
Ann W. Nelson Executive Vice President, Corporate and Public Affairs	218,963	680	—	—	171,290	35,364	—	426,297

(1)	Salary includes base salary and payment in respect of accrued vacation, holidays, and sick days.

(2)	Mr. Ormsby received a $100,000 bonus for signing an amended and restated employment agreement which expires on December 31, 2008. In addition, each officer other than Mr. Dirks received a holiday bonus of $680.

(3)	For the year 2006, the Non-Equity Incentive Plan Compensation listed on this table reflects the actual bonus awarded to the Chief Executive Officer and each of the named executive officers in the year shown for the 2006 Incentive Bonus Plan which was calculated at the maximum bonus level due to Company performance. However, these bonuses were actually paid in the first quarter of 2007.

(4)	Includes the following payments we paid on behalf of the executive officers in 2006:

Name	Car Allowance ($)	Club Memberships ($)	Health Care Contribution ($)	Moving Allowance ($)	Life Insurance Premiums ($)	401(k) Matching Contributions ($)	Total ($)
Douglas D. Dirks	15,600	20,422	14,182	—	554	6,600	57,358
William E. Yocke	14,400	4,060	10,323	—	289	6,600	35,672
Lenard T. Ormsby	14,400	10,389	14,182	—	324	6,600	45,895
Martin J. Welch	14,400	4,432	14,349	152,624	335	6,600	192,740
Ann W. Nelson	14,400	1,025	14,285	—	204	5,450	35,364

Grants of Plan Based Awards

2006 Incentive Bonus Plan.    Effective December 31, 2005, the Company terminated the 2003 Executive Bonus Plan, which provided for short- and long-term bonuses to certain officers based on corporate performance and a modifier based upon individual performance and replaced it in 2006 with an annual Incentive Bonus Plan for all of the Company’s officers. The 2006 plan provided for a cash bonus, dependent upon the level of achievement relative to the stated corporate goals and personal performance goals, calculated as a percentage of the officers’ base salary, with higher ranked officers being compensated at a higher percentage of base salary. This plan terminated on December 31, 2006. Amounts actually earned under the 2006 Incentive Bonus Plan by our named executives are in the Summary Compensation Table above in the ‘‘Non-Equity Incentive Plan Compensation’’ column. The cash bonus opportunities for fiscal year 2006 for our named executives at target and maximum performance levels are set forth below:

2006 Incentive Bonus Plan

		Estimated Future Payouts under Non-Equity Incentive Plan Awards[1]
Name	Grant Date	Target	Maximum
Douglas D. Dirks	03/06/06	$953,750	$1,239,875
William E. Yocke	03/06/06	190,400	247,520
Lenard T. Ormsby	03/06/06	210,000	273,000
Martin J. Welch	03/06/06	217,000	282,100
Ann W. Nelson	03/06/06	133,700	171,386

(1)	The Estimated Future Payouts under Non-Equity Incentive Plan Awards are based upon year-end 2006 base salary levels for each executive officer and not the actual salary paid in 2006.

The Company is a party to an amended and restated employment agreement with Mr. Dirks, the term of which expires on January 31, 2010 unless terminated earlier by either party in accordance with such agreement. Under the agreement, in addition to his base salary of $550,000 (which is subject to increase in our discretion and which has been increased to $575,000 as of January 2007), Mr. Dirks is eligible to receive incentive compensation and bonuses, with a target of not less than 175% of base salary, as our Board of Directors may, in its discretion, determine to award him, and to which he may be entitled under the terms of any of our plans, programs or agreements in effect during the term of the agreement. Mr. Dirks is also entitled to participate in all incentive compensation, retirement, supplemental retirement and deferred compensation plans, policies and arrangements that are generally provided to our other senior officers as may be determined in our Board of Directors’ discretion.

The Company is a party to an amended and restated employment agreement with Mr. Yocke, the stated term of which expires on December 31, 2008 unless terminated earlier by either party in accordance with such agreement. Under the agreement, in addition to his base salary of $260,000 (which is subject to increase in our discretion and which has been increased to $285,000 as of January 2007), Mr. Yocke is eligible to receive incentive compensation and bonuses, with a target of not less than 60% of base salary, as our Board of Directors may, in its discretion, determine to award him, and to which he may be entitled under the terms of any of our plans, programs or agreements in effect during the term of the agreement (for 2006, Mr. Yocke’s target bonus was 70% of base salary). Mr. Yocke is also entitled to participate in all incentive compensation, retirement, supplemental retirement and deferred compensation plans, policies and arrangements that are provided generally to our other senior officers as may be determined in our Board of Directors’ discretion.

The Company is a party to an amended and restated employment agreement with Mr. Welch, the stated term of which expires on December 31, 2008 unless terminated earlier by either party in accordance with such agreement. Under the agreement, in addition to his base salary of $310,000 (which is subject to increase in our discretion and which has increased to $325,000 as of January 2007), Mr. Welch is eligible to receive incentive compensation and bonuses, with a target of not less than 60% of base salary, as our Board of Directors may, in its discretion, determine to award him, and to which he may be entitled under the terms of any of our plans, programs or agreements in effect during the term of the agreement (for 2006, Mr. Welch’s target bonus was 70% of base salary). Mr. Welch is also entitled to participate in all incentive compensation, retirement, supplemental retirement and deferred compensation plans, policies and arrangements that are generally provided to our other senior officers as may be determined in our Board of Directors’ discretion.

The Company is a party to an amended and restated employment agreement with Mr. Ormsby, the stated term of which expires on December 31, 2008 unless terminated earlier by either party in accordance with such agreement. Under the agreement, in addition to his base salary of $300,000 (which is subject to increase in our discretion), Mr. Ormsby is eligible to receive incentive compensation and bonuses, with a target of not less than 60% of base salary, as our Board of Directors may, in its discretion, determine to award him, and to which he may be entitled under the terms of any of our plans, programs or agreements in effect during the term of the agreement (for 2006, Mr. Ormsby’s target bonus was 70% of base salary). Mr. Ormsby is also entitled to participate in all incentive compensation, retirement, supplemental retirement and deferred compensation plans, policies and arrangements that are provided generally to our other senior officers as may be determined in our Board of Directors’ discretion.

The Company is a party to an amended and restated employment agreement with Ms. Nelson, the stated term of which expires on December 31, 2008 unless terminated earlier by either party in accordance with such agreement. Under the agreement, in addition to her base salary of $183,000 (which is subject to increase in our discretion and which has been increased to $200,000 as of January 2007), Ms. Nelson is eligible to receive incentive compensation and bonuses, with a target of not less than 60% of base salary, as our Board of Directors may, in its discretion, determine to award her, and to which she may be entitled under the terms of any of our plans, programs or agreements in effect during the term of the agreement (for 2006, Ms. Nelson’s target bonus was 70% of base salary). Ms. Nelson is also entitled to participate in all incentive compensation, retirement, supplemental retirement and deferred compensation plans, policies and arrangements that are provided generally to our other senior officers as may be determined in our Board of Directors’ discretion.

For a complete description and quantification of benefits payable to our named officers on and following termination of employment under plans and programs currently in effect, see ‘‘Potential Payments Upon Termination Or Change In Control’’.

Outstanding Equity Awards At Fiscal Year-End; Option Exercises and Stock Vested

None of the Company’s named executive officers have ever held options to purchase interests in the Company or other awards with values based on the value of the Company’s interests.

Pension Benefits

None of the Company’s named executives participate in or have account balances in qualified or non-qualified defined benefit officers plans sponsored by the Company.

Nonqualified Deferred Compensation

None of the Company’s named executives participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by the Company.

Potential Payments Upon Termination or Change in Control

The following summaries set forth potential payments payable to the Company’s executive officers upon termination of employment or a change in control of the Company under their current employment agreements and the Company’s other compensation programs. The Compensation Committee may in its discretion revise, amend or add to the benefits if it deems it advisable.

Douglas D. Dirks

The Company may at any time terminate its employment agreement with Mr. Dirks if Mr. Dirks materially breaches the agreement, fails to obtain or maintain any required licenses or certificates, willfully violates any law, rule or regulation that may adversely affect his ability to perform his duties or may subject the Company to liability, or is convicted of a felony or crime including moral turpitude, or if the Company elects to discontinue its business (‘‘Cause’’). In addition, the Company may at any time terminate the agreement if Mr. Dirks is unable to perform the essential functions of his job for a period of more than 100 business days in a 120 consecutive business day period (‘‘Disabled’’) or if Mr. Dirks dies. Mr. Dirks may terminate his employment agreement for ‘‘Good Cause’’ if the Company materially breaches it or the Company willfully violates any law, rule, or regulation that may adversely affect the ability of Mr. Dirks to perform his duties or may subject Mr. Dirks to liability. Mr. Dirks may be entitled to certain additional benefits under the Equity and Incentive Plan relating to the accelerated vesting of equity awards if his employment is terminated by the Company without Cause or by Mr. Dirks for Good Cause following a change in control of the Company (as defined in the Equity and Incentive Plan).

Termination by the Company (other than for Cause, Death or Disability) or Termination by Mr. Dirks for Good Cause prior to a Change in Control.    If Mr. Dirks is terminated for any reason other than death, disability or Cause, or if Mr. Dirks terminates his employment for Good Cause, in each case prior to a change in control, Mr. Dirks is entitled to receive (less applicable withholding taxes):

•	an amount equal to Mr. Dirks’ base salary through the term of the agreement or two years base salary, whichever is greater, within 30 days of the effective date of the termination.

•	amounts due under any bonus plan in which Mr. Dirks has been a participant, pro-rated for the period of the calendar year in which Mr. Dirks was employed, within 30 days of the effective date of the termination or, at the Company’s election, on the date provided by the termination provisions of the applicable plan.

•	continuation of insurance coverage provided to Mr. Dirks as of the date of his termination for 18 months with the Company paying the employer portion of the premium.

•	unless otherwise provided by the Company’s plan administrator in the award agreement entered into with Mr. Dirks at the time he is granted a particular equity award, upon termination of his employment, Mr. Dirks will forfeit any outstanding awards except that he will have 90 days following termination of employment to exercise any vested options or stock appreciation rights.

Termination by the Company (other than for Cause, Death or Disability) or Termination by Mr. Dirks for Good Cause following a Change in Control.    If Mr. Dirks is terminated for any reason other than death, disability or Cause, or if Mr. Dirks terminates his employment for Good Cause, in each case following a change in control of the Company, in addition to the severance benefits set forth above that Mr. Dirks is entitled to receive upon such terminations prior to a change in control, all restrictions, limitations and conditions applicable to outstanding awards will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested upon termination of Mr. Dirks’ employment by the Company without Cause or by Mr. Dirks for Good Cause during the 24-month period following the change in control. Notwithstanding the above, if outstanding equity awards are not assumed or substituted in connection with the change in control, the restrictions, limitations and conditions applicable to outstanding awards will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested immediately upon the change in control.

Termination for Death or Disability.    If Mr. Dirks’ employment is terminated as a result of his disability, Mr. Dirks is entitled to benefits in accordance with the Company’s policies generally applicable to all employees, which provide for a benefit equal to $15,000 per month until Mr. Dirks reaches age 65. If Mr. Dirks’ employment is terminated as a result of his death, pursuant to the terms of Mr. Dirks’ employment agreement, he is entitled to life insurance benefits under the Company’s group life insurance program equal to three times his base salary (employees generally are entitled to benefits equal to two times base salary). Unless otherwise provided by the Company’s plan administrator in the award agreement entered into with Mr. Dirks at the time he is granted a particular equity award, upon termination of his employment as a result of death or disability, Mr. Dirks will forfeit any outstanding awards except that he (or his estate) will have one year following termination of employment to exercise any vested options or stock appreciation rights.

Termination by the Company for Cause or By Mr. Dirks other than for Good Cause.    Upon termination for any other reason, Mr. Dirks is not entitled to any payment or benefit other than the payment of unpaid salary and accrued and unused vacation pay. Unless otherwise provided by the Company’s plan administrator in the award agreement entered into with Mr. Dirks at the time he is granted a particular equity award, upon termination of his employment, Mr. Dirks will forfeit any outstanding awards except that he will have 90 days following termination of employment to exercise any vested options or stock appreciation rights.

Assuming Mr. Dirks’ employment was terminated under each of these circumstances on December 31, 2006, such payments and benefits have an estimated value of:

	Cash Severance	Bonus	Medical Continuation	Death Benefits	Disability Benefits	Value of Accelerated Equity and Performance Awards
Without Cause or For Good Cause Prior to a Change in Control	$1,145,833	$1,155,420	$29,968	—	—	—
Without Cause or For Good Cause Following a Change in Control	$1,145,833	$1,155,420	$29,968	—	—	—
Death	—	—	—	$1,650,000	—	—
Disability	—	—	—	—	$3,000,000	—
Other	—	—	—	—	—	—

William E. Yocke

The Company may at any time terminate its employment agreement with Mr. Yocke for Cause. In addition, the Company may at any time terminate the agreement if Mr. Yocke dies or becomes disabled. Mr. Yocke may terminate his employment agreement for Good Cause. Mr. Yocke may be entitled to certain additional benefits under the Equity and Incentive Plan relating to the accelerated vesting of equity awards if his employment is terminated by the Company without Cause or by Mr. Yocke for Good Cause following a change in control of the Company.

Termination by the Company (other than for Cause, Death or Disability) or Termination by Mr. Yocke for Good Cause prior to a Change in Control.    If Mr. Yocke is terminated for any reason other than death, disability or Cause, or if Mr. Yocke terminates his employment for Cause, in each case prior to a change in control of us, Mr. Yocke is entitled to receive (less applicable withholding taxes):

•	an amount equal to Mr. Yocke ’s base salary through the term of the agreement or one month of base salary for each completed year of service with the Company, whichever is greater but in no case less than 12 months of base salary, within 30 days of the effective date of the termination.

•	short and long-term amounts due under the Company’s bonus plans in effect at termination; short-term amounts will be pro-rated for the period of the calendar year in which Mr. Yocke was employed, within 30 days of the effective date of the termination or, at the Company’s election, on the date provided by the termination provisions of the applicable plan.

•	continuation of insurance coverage provided to Mr. Yocke as of the date of his termination for 18 months with the Company paying the employer portion of the premium.

•	unless otherwise provided by the Company’s plan administrator in the award agreement entered into with Mr. Yocke at the time he is granted a particular equity award, upon termination of his employment, Mr. Yocke will forfeit any outstanding awards except that he will have 90 days following termination of employment to exercise any vested options or stock appreciation rights.

Termination by the Company (other than for Cause, Death or Disability) or Termination by Mr. Yocke for Good Cause following a Change in Control.    If Mr. Yocke is terminated for any reason other than death, disability or Cause, or if Mr. Yocke terminates his employment for Good Cause, in each case following a change in control of the Company, in addition to the severance benefits set forth above that Mr. Yocke is entitled to receive upon such terminations prior to a change in control, all restrictions, limitations and conditions applicable to outstanding awards will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested upon termination of Mr. Yocke’s employment by us without Cause or by Mr. Yocke for Good Cause during the 24-month period following the change in control. Notwithstanding the above, if outstanding equity awards are not assumed or substituted in connection with the change in control, the restrictions, limitations and conditions applicable to outstanding awards will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested immediately upon the change in control.

Termination for Death or Disability.    If Mr. Yocke’s employment is terminated as a result of his disability, Mr. Yocke is entitled to benefits in accordance with the Company’s policies generally applicable to all employees, which provide for a benefit equal to $15,000 per month until Mr. Yocke reaches age 65. If Mr. Yocke’s employment is terminated as a result of his death, pursuant to the terms of Mr. Yocke’s employment agreement, he is entitled to life insurance benefits under the Company’s group life insurance program equal to three times his base salary (employees generally are entitled to benefits equal to two times base salary). Unless otherwise provided by the Company’s plan administrator in the award agreement entered into with Mr. Yocke at the time he is granted a particular equity award, upon termination of his employment as a result of death or disability, Mr. Yocke will forfeit any outstanding awards except that he (or his estate) will have one year following termination of employment to exercise any vested options or stock appreciation rights.

Termination by the Company for Cause or By Mr. Yocke other than for Good Cause.    Upon termination for any other reason, Mr. Yocke is not entitled to any payment or benefit other than the payment of unpaid salary and accrued and unused vacation pay. Unless otherwise provided by the Company’s plan administrator in the award agreement entered into with Mr. Yocke at the time he is granted a particular equity award, upon termination of his employment, Mr. Yocke will forfeit any outstanding awards except that he will have 90 days following termination of employment to exercise any vested options or stock appreciation rights.

Assuming Mr. Yocke’s employment was terminated under each of these circumstances on December 31, 2006, such payments and benefits have an estimated value of:

	Cash Severance	Bonus	Medical Continuation	Death Benefits	Disability Benefits	Value of Accelerated Equity and Performance Awards
Without Cause or For Good Cause Prior to a Change in Control	$544,000	$240,447	$21,018	—	—	—
Without Cause or For Good Cause Following a Change in Control	$544,000	$240,447	$21,018	—	—	—
Death	—	—	—	$816,000	—	—
Disability	—	—	—	—	$1,515,000	—
Other	—	—	—	—	—	—

Martin J. Welch

The Company may at any time terminate its employment agreement with Mr. Welch for Cause. In addition, the Company may at any time terminate the agreement if Mr. Welch dies or becomes disabled. Mr. Welch may terminate his employment agreement for Good Cause. Mr. Welch may be entitled to certain additional benefits under the Equity and Incentive Plan relating to the accelerated vesting of equity awards if his employment is terminated by the Company without Cause or by Mr. Welch for Good Cause following a change in control of the Company.

Termination by the Company (other than for Cause, Death or Disability) or Termination by Mr. Welch for Good Cause prior to a Change in Control.    If Mr. Welch is terminated for any reason other than death, disability or Cause, or if Mr. Welch terminates his employment for Cause, in each case prior to a change in control of the Company, Mr. Welch is entitled to receive (less applicable withholding taxes):

•	an amount equal to Mr. Welch’s base salary through the term of the agreement or one month of base salary for each completed year of service with the Company, whichever is greater but in no case less than 12 months of base salary, within 30 days of the effective date of the termination.

•	short and long-term amounts due under the Company’s bonus plans in effect at termination; short-term amounts will be pro-rated for the period of the calendar year in which Mr. Welch was employed, within 30 days of the effective date of the termination or, at the Company’s election, on the date provided by the termination provisions of the applicable plan.

•	continuation of insurance coverage provided to Mr. Welch as of the date of his termination for 18 months with the Company paying the employer portion of the premium.

•	unless otherwise provided by the Company’s plan administrator in the award agreement entered into with Mr. Welch at the time he is granted a particular equity award, upon termination of his employment, Mr. Welch will forfeit any outstanding awards except that he will have 90 days following termination of employment to exercise any vested options or stock appreciation rights.

Termination by the Company (other than for Cause, Death or Disability) or Termination by Mr. Welch for Good Cause following a Change in Control.    If Mr. Welch is terminated for any reason other than death, disability or Cause, or if Mr. Welch terminates his employment for Good Cause, in each case following a change in control of the Company, in addition to the severance benefits set forth above that Mr. Welch is entitled to receive upon such terminations prior to a change in control, all restrictions, limitations and conditions applicable to outstanding awards will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested upon termination of Mr. Welch’s employment by the Company without Cause or by Mr. Welch for Good Cause during the 24-month period following the change in control. Notwithstanding the above, if outstanding equity awards are not assumed or substituted in connection with the change in control, the restrictions, limitations and conditions applicable to outstanding awards will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested immediately upon the change in control.

Termination for Death or Disability.    If Mr. Welch’s employment is terminated as a result of his disability, Mr. Welch is entitled to benefits in accordance with the Company’s policies generally applicable to all employees, which provide for a benefit equal to $15,000 per month until Mr. Welch reaches age 65. If Mr. Welch’s employment is terminated as a result of his death, pursuant to the terms of Mr. Welch’s employment agreement, he is entitled to life insurance benefits under the Company’s group life insurance program equal to three times his base salary (employees generally are entitled to benefits equal to two times base salary). Unless otherwise provided by the Company’s plan administrator in the award agreement entered into with Mr. Welch at the time he is granted a particular equity award, upon termination of his employment as a result of death or disability, Mr. Welch will forfeit any outstanding awards except that he (or his estate) will have one year following termination of employment to exercise any vested options or stock appreciation rights.

Termination by the Company for Cause or By Mr. Welch other than for Good Cause.    Upon termination for any other reason, Mr. Welch is not entitled to any payment or benefit other than the payment of unpaid salary and accrued and unused vacation pay. Unless otherwise provided by the Company’s plan administrator in the award agreement entered into with Mr. Welch at the time he is granted a particular equity award, upon termination of his employment, Mr. Welch will forfeit any outstanding awards except that he will have 90 days following termination of employment to exercise any vested options or stock appreciation rights.

Assuming Mr. Welch’s employment was terminated under each of these circumstances on December 31, 2006, such payments and benefits have an estimated value of:

	Cash Severance	Bonus	Medical Continuation	Death Benefits	Disability Benefits	Value of Accelerated Equity and Performance Awards
Without Cause or For Good Cause Prior to a Change in Control	$620,000	$316,000	$29,968	—	—	—
Without Cause or For Good Cause Following a Change in Control	$620,000	$316,000	$29,968	—	—	—
Death	—	—	—	$930,000	—	—
Disability	—	—	—	—	$2,520,000	—
Other	—	—	—	—	—	—

Lenard T. Ormsby

The Company may at any time terminate its employment agreement with Mr. Ormsby for Cause. In addition, the Company may at any time terminate the agreement if Mr. Ormsby dies or becomes disabled. Mr. Ormsby may terminate his employment agreement for Good Cause. Mr. Ormsby may be entitled to certain additional benefits under the Equity and Incentive Plan relating to the accelerated vesting of equity awards if his employment is terminated by us without Cause or by Mr. Ormsby for Good Cause following a change in control of the Company.

Termination by the Company (other than for Cause, Death or Disability) or Termination by Mr. Ormsby for Good Cause prior to a Change in Control.    If Mr. Ormsby is terminated for any reason other than death, disability or Cause, or if Mr. Ormsby terminates his employment for Cause, in each case prior to a change in control of the Company, Mr. Ormsby is entitled to receive (less applicable withholding taxes):

•	an amount equal to Mr. Ormsby ’s base salary through the term of the agreement or one month of base salary for each completed year of service with the Company, whichever is greater but in no case less than 18 months of base salary, within 30 days of the effective date of the termination.

•	short and long-term amounts due under the Company bonus plans in effect at termination; short-term amounts will be pro-rated for the period of the calendar year in which Mr. Ormsby was employed, within 30 days of the effective date of the termination or, at the Company’s election, on the date provided by the termination provisions of the applicable plan.

•	continuation of insurance coverage provided to Mr. Ormsby as of the date of his termination for 18 months with the Company paying the employer portion of the premium.

•	unless otherwise provided by the Company’s plan administrator in the award agreement entered into with Mr. Ormsby at the time he is granted a particular equity award, upon termination of his employment, Mr. Ormsby will forfeit any outstanding awards except that he will have 90 days following termination of employment to exercise any vested options or stock appreciation rights.

Termination by the Company (other than for Cause, Death or Disability) or Termination by Mr. Ormsby for Good Cause following a Change in Control.    If Mr. Ormsby is terminated for any reason other than death, disability or Cause, or if Mr. Ormsby terminates his employment for Good Cause, in each case following a change in control of the Company, in addition to the severance benefits set forth above that Mr. Ormsby is entitled to receive upon such terminations prior to a change in control, all restrictions, limitations and conditions applicable to outstanding awards will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested upon termination of Mr. Ormsby’s employment by the Company without Cause or by Mr. Ormsby for Good Cause during the 24-month period following the change in control. Notwithstanding the above, if outstanding equity awards are not assumed or substituted in connection with the change in control, the restrictions, limitations and conditions applicable to outstanding awards will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested immediately upon the change in control.

Termination for Death or Disability.    If Mr. Ormsby’s employment is terminated as a result of his disability, Mr. Ormsby is entitled to benefits in accordance with the Company’s policies generally applicable to all employees, which provide for a benefit equal to $15,000 per month until Mr. Ormsby reaches age 65. If Mr. Ormsby’s employment is terminated as a result of his death, pursuant to the terms of Mr. Ormsby’s employment agreement, he is entitled to life insurance benefits under the Company’s group life insurance program equal to three times his base salary (employees generally are entitled to benefits equal to two times base salary). Unless otherwise provided by the Company’s plan administrator in the award agreement entered into with Mr. Ormsby at the time he is granted a particular equity award, upon termination of his employment as a result of death or disability, Mr. Ormsby will forfeit any outstanding awards except that he (or his estate) will have one year following termination of employment to exercise any vested options or stock appreciation rights.

Termination by the Company for Cause or By Mr. Ormsby other than for Good Cause.    Upon termination for any other reason, Mr. Ormsby is not entitled to any payment or benefit other than the payment of unpaid salary and accrued and unused vacation pay. Unless otherwise provided by the Company’s plan administrator in the award agreement entered into with Mr. Ormsby at the time he is granted a particular equity award, upon termination of his employment, Mr. Ormsby will forfeit any outstanding awards except that he will have 90 days following termination of employment to exercise any vested options or stock appreciation rights.

Assuming Mr. Ormsby’s employment was terminated under each of these circumstances on December 31, 2006, such payments and benefits have an estimated value of:

	Cash Severance	Bonus	Medical Continuation	Death Benefits	Disability Benefits	Value of Accelerated Equity and Performance Awards
Without Cause or For Good Cause Prior to a Change in Control	$600,000	$324,700	$29,968	—	—	—
Without Cause or For Good Cause Following a Change in Control	$600,000	$324,700	$29,968	—	—	—
Death	—	—	—	$900,000	—	—
Disability	—	—	—	—	$1,920,000	—
Other	—	—	—	—	—	—

Ann W. Nelson

The Company may at any time terminate its employment agreement with Ms. Nelson for Cause. In addition, the Company may at any time terminate the agreement if Ms. Nelson dies or becomes disabled. Ms. Nelson may terminate her employment agreement for Good Cause. Ms. Nelson may be entitled to certain additional benefits under the Equity and Incentive Plan relating to the accelerated vesting of equity awards if her employment is terminated by the Company without Cause or by Ms. Nelson for Good Cause following a change in control of us.

Termination by the Company (other than for Cause, Death or Disability) or Termination by Ms. Nelson for Good Cause prior to a Change in Control.    If Ms. Nelson is terminated for any reason other than death, disability or Cause, or if Ms. Nelson terminates her employment for Cause, in each case prior to a change in control of us, Ms. Nelson is entitled to receive (less applicable withholding taxes):

•	an amount equal to Ms. Nelson’s base salary through the term of the agreement or one month of base salary for each completed year of service with the Company, whichever is greater but in no case less than 12 months of base salary, within 30 days of the effective date of the termination.

•	short and long-term amounts due under the Company’s bonus plans in effect at termination; short-term amounts will be pro-rated for the period of the calendar year in which Ms. Nelson was employed, within 30 days of the effective date of the termination or, at the Company’s election, on the date provided by the termination provisions of the applicable plan.

•	continuation of insurance coverage provided to Ms. Nelson as of the date of her termination for 18 months with the Company paying the employer portion of the premium.

•	unless otherwise provided by the Company’s plan administrator in the award agreement entered into with Ms. Nelson at the time she is granted a particular equity award, upon termination of her employment, Ms. Nelson will forfeit any outstanding awards except that she will have 90 days following termination of employment to exercise any vested options or stock appreciation rights.

Termination by the Company (other than for Cause, Death or Disability) or Termination by Ms. Nelson for Good Cause following a Change in Control.    If Ms. Nelson is terminated for any reason other than death, disability or Cause, or if Ms. Nelson terminates her employment for Good Cause, in each case following a change in control of the Company, in addition to the severance benefits set forth above that Ms. Nelson is entitled to receive upon such terminations prior to a change in control, all restrictions, limitations and conditions applicable to outstanding awards will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested upon termination of Ms. Nelson’s employment by the Company without Cause or by Ms. Nelson for Good Cause during the 24-month period following the change in control. Notwithstanding the above, if outstanding equity awards are not assumed or substituted in connection with the change in control, the restrictions, limitations and conditions applicable to outstanding awards will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested immediately upon the change in control.

Termination for Death or Disability.    If Ms. Nelson’s employment is terminated as a result of her disability, Ms. Nelson is entitled to benefits in accordance with the Company’s policies generally applicable to all employees, which provide for a benefit equal to 66 2/3% of Ms. Nelson’s monthly salary (up to a maximum of $15,000 per month) until Ms. Nelson reaches age 65. If Ms. Nelson’s employment is terminated as a result of her death, pursuant to the terms of Ms. Nelson’s employment agreement, she is entitled to life insurance benefits under the Company’s group life insurance program equal to three times her base salary (employees generally are entitled to benefits equal to two times base salary). Unless otherwise provided by the Company’s plan administrator in the award agreement entered into with Ms. Nelson at the time she is granted a particular equity award, upon termination of her employment as a result of death or disability, Ms. Nelson will forfeit any outstanding awards except that she (or her estate) will have one year following termination of employment to exercise any vested options or stock appreciation rights.

Termination by the Company for Cause or By Ms. Nelson other than for Good Cause.    Upon termination for any other reason, Ms. Nelson is not entitled to any payment or benefit other than the payment of unpaid salary and accrued and unused vacation pay. Unless otherwise provided by the Company’s plan administrator in the award agreement entered into with Ms. Nelson at the time she is granted a particular equity award, upon termination of her employment, Ms. Nelson will forfeit any outstanding awards except that she will have 90 days following termination of employment to exercise any vested options or stock appreciation rights.

Assuming Ms. Nelson’s employment was terminated under each of these circumstances on December 31, 2006, such payments and benefits have an estimated value of:

	Cash Severance	Bonus	Medical Continuation	Death Benefits	Disability Benefits	Value of Accelerated Equity and Performance Awards
Without Cause or For Good Cause Prior to a Change in Control	$382,000	$217,820	$29,968	—	—	—
Without Cause or For Good Cause Following a Change in Control	$382,000	$217,820	$29,968	—	—	—
Death	—	—	—	$573,000	—	—
Disability	—	—	—	—	$2,452,393	—
Other	—	—	—	—	—	—

Director Compensation

The following table sets forth a summary of the compensation we paid to the Company’s outside or non-employee Directors in 2006:

Name	Fees earned or paid in cash	Stock Awards	Option Awards	Non-Stock Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Robert J. Kolesar	$78,000	—	—	—	—	—	$78,000
Richard W. Blakey	62,000	—	—	—	—	—	62,000
Valerie R. Glenn	33,500	—	—	—	—	—	33,500
Rose E. McKinney-James	68,500	—	—	—	—	—	68,500
Ronald F. Mosher	60,500	—	—	—	—	—	60,500
Katherine W. Ong	64,500	—	—	—	—	—	64,500
Michael D. Rumbolz	57,000	—	—	—	—	—	57,000
John P. Sande, III	65,500	—	—	—	—	—	65,500

Outside Directors receive an annual retainer of $25,000, and are also paid cash fees of $1,000 for each Board meeting above four meetings in a calendar year, $1,500 for each Audit Committee meeting attended and $1,000 for each other committee meeting attended. The Chairman of the Board is paid an additional cash fee of $20,000 annually. Committee chairpersons are paid an additional cash fee of $10,000 annually.

In addition to the cash compensation, six months following the initial public offering which occurred on February 5, 2007, each non-employee Director will be granted an award of deferred stock units (‘‘DSUs’’) with a value of $50,000. Subject to accelerated vesting as set forth below, the DSUs will vest in full at the 2008 stockholders meeting and will be paid in shares six months following termination of Board service. Vested DSUs will be credited with dividend equivalents which will be reinvested in additional DSUs. Beginning in 2008, at each annual stockholders meeting, each Director will be granted additional DSUs which, subject to accelerated vesting as set forth below, will vest 25% quarterly and will be paid in shares six months following termination of Board service. The vesting of DSUs will accelerate and be paid out if the Director terminates service as a result of his or her death or disability or following a change in control (as defined in the Equity and Incentive Plan).

Indemnification of Officers and Directors

Our Articles of Incorporation require the Company to indemnify the Company’s officers and Directors to the fullest extent permitted by law. The Articles of Incorporation go on to provide, however, that no such obligation to indemnify exists as to proceedings initiated by an officer or Director unless (a) it is a proceeding (or part thereof) initiated to enforce a right to indemnification; or (b) was authorized or consented to by the Company’s Board of Directors. The Company is authorized to provide indemnification of its employees or agents, through Bylaws, agreements with agents, vote of stockholders or disinterested Directors, or otherwise, to the fullest extent permissible under Nevada law. The Company’s Bylaws define an agent as any person who is or was a Director or officer of the Company or who is or was serving at the Company’s request as a Director, officer, employee or agent of another foreign or domestic company, partnership, joint venture, trust or other enterprise, or was a Director or officer of a foreign or domestic company which was a predecessor company of us or of another enterprise at the request of the predecessor company. Indemnification is not provided where the person (a) is liable pursuant to NRS 78.138, or (b) did not act in good faith and in a manner which that person reasonably believed to be in or not opposed to our best interests, or, in the case of a criminal proceeding, had reasonable cause to believe the conduct of the person was unlawful.

The Company has entered into employment agreements, discussed above, which provide that the Company shall indemnify the employee to the fullest extent permitted by Nevada law and the Articles of Incorporation and By-laws of the employing company. Additionally, each employee is generally entitled to have the Company pay all expenses, including fees of an attorney selected and retained by it to represent the employee, actually and necessarily incurred by the employee in connection with the defense of any act, suit, or proceeding and in connection with any related appeal, including the cost of court settlements. The agreements also provide that the Company will use its reasonable efforts to obtain coverage for the employee under any insurance policy in force at the time, and further that it will pay all expenses, including attorneys’ fees of an attorney retained by the Company to represent the employee in connection with the action from which the indemnification arose.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling us under the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Prior to November 17, 2006, this committee was comprised of Messrs. Blakey, Kolesar and Ms. Ong. Since November 17, 2006, this committee consists of Messrs. Blakey, Chairperson, Rumbolz and Ms. Ong. None of these Directors were at any time during 2006, or before then, an officer or employee of Employers Holdings’ predecessor, EIG, or any of its subsidiaries. None of these Directors had any relationships with Employers Holdings’ predecessor, EIG, or any of its subsidiaries during 2006 that was required to be disclosed under Item 404 of Regulation S-K under the Exchange Act. As noted below under Certain Relationship and Related Transactions, Dr. Blakey is a director of two of the medical providers on our Nevada medical provider panel. None of the Company’s executive officers or any executive officers of the Company’s subsidiaries served as a Director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officer served on Employers Holdings’, or any of its subsidiaries, Board of Directors or their Compensation Committees.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors adopted its Related Person Transactions Policy and Procedures January 11, 2007. A copy of this policy is available on our website at www.employers.com and a print copy will be made available to any stockholder who requests it. Among other things, this policy provides that any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of our subsidiaries) was, is or will be a participant and the amount involved exceeds $25,000, and in which any related person had, has or will have a direct or indirect material interest, must be reported to the Company no less than annually. The Audit Committee reviews these related party transactions at least annually and considers all of the relevant facts and circumstances available to the Committee, including but not limited to: the benefits to the Company; the impact on a Director’s independence in the event the related person is a Director, an immediate family member of a Director or an entity in which a Director is a partner, stockholder or Executive Officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Audit Committee may approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and of our stockholders, as the Audit Committee determines in good faith.

No Director, executive officer, or other significant officer has loans or other debt with Employers Holdings or its subsidiaries.

Following is a list of transactions that may be considered related party transactions. Because the Company’s Related Party Transactions Policy and Procedures was adopted by the Board on January 11, 2007, and because Employers Holdings was not a public company subject to the Exchange Act until February 5, 2007, the following historical transactions have not yet been evaluated by the Audit Committee pursuant to the policy.

Mr. Kolesar is the managing partner of Kolesar & Leatham, Chtd., a Las Vegas law firm, which holds a policy issued by EICN which, based on the election made by it, entitled it to receive consideration consisting of $161,908 in the conversion from a mutual company to a stock company.

Dr. Blakey, one of the Company’s Directors, is currently a Director and Chairman of the Board of the Reno Orthopedic Clinic, to which the Company paid, in 2004, 2005 and 2006, approximately $320,431, $202,000, and $262,421 respectively, for medical services it provided to injured workers. Dr. Blakey is also a member of the Board of Directors of ARC MedCenters, LLC, to which the Company paid, in 2004, 2005 and 2006, approximately $260,218, $245,738, and $223,134 respectively, for medical services it provided to injured workers. Dr. Blakey was formerly the Chairman of the Board of the Reno Spine Center, to which the Company paid, in 2004, 2005 and 2006, approximately $41,130, $24,022 and $528, respectively, for medical services it provided to our injured workers. The Company intends to continue its relationships with certain medical providers at Reno Orthopedic Clinic and ARC MedCenters, which are participants on the Company’s Nevada medical provider panel for fiscal year 2007.

Ms. Glenn, one of the Company’s Directors, is the Chairman, President and Chief Executive Officer of the Rose/Glenn Group. In 2004, 2005 and 2006 the Company paid Rose/Glenn Group approximately $26,000, $60,000, and $503,000 respectively, for advertising services they provided to the Company. The Company plans to continue utilizing the services of Rose/Glenn Group in 2007 for branding and marketing consultation services. In addition, the Rose/Glenn Group holds a policy issued by EICN which entitled it to receive consideration consisting of 8,463 shares in the conversion. Ms. Glenn disclaims beneficial ownership of such shares of common stock.

Ms. Ong is a Director of Hobbs, Ong & Associates, Inc. which holds a policy issued by EICN and which, based on the election made by it, entitled it to receive consideration consisting of $113,798 in the conversion from a mutual company to a stock company.

Mr. Sande, one of the Company’s Directors, is Chairman of the Board of the Reno Tahoe Open, a PGA tournament, of which the Company was a sponsor in 2006 Mr. Sande is a partner of Jones Vargas, a Nevada law firm, which holds a policy issued by EICN and which, based on the election made by it, entitled it to receive consideration consisting of $298,282 in the conversion from a mutual company to a stock company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table reflects the number of shares beneficially owned by (a) each Director of the Company; (b) each executive officer of the Company named in the Summary Compensation Table; (c) all Directors and executive officers as a group; and (d) each person or group known to the Company to own more than five (5%) percent of the outstanding shares of Employers Holdings common stock. Unless otherwise noted, the information is stated as of February 5, 2007. Of the number of shares shown under column (2) in the table below, none of the shares are pledged as security nor do any of the persons listed have the right to acquire beneficial ownership of our common stock as specified in 17 C.F.R. § 240.13d-3(d)(1).

Company Common Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Of Class
Robert J. Kolesar	—	(1)	—
Richard W. Blakey	—		—
Valerie R. Glenn	8,463	(2)	—	*
Rose E. McKinney-James	—		—
Ronald F. Mosher	—		—
Katherine W. Ong	—	(3)	—
Michael D. Rumbolz	—		—
John P. Sande, III	—	(4)	—
Douglas D. Dirks	—		—
Martin J. Welch	—		—
Lenard T. Ormsby	—		—
William E. Yocke	—		—
Ann W. Nelson	—		—
All Directors and Executive Officers as a Group	8463		—	*

*	Less than 1% of the outstanding common stock.

(1)	Mr. Kolesar is the managing partner of Kolesar & Leatham, Chtd., a Las Vegas law firm, which holds a policy issued by EICN which, based on the election made by it, entitled it to receive consideration consisting of $161,908 in the conversion from a mutual company to a stock company.

(2)	Ms. Glenn is the Chairman, President and Chief Executive Officer of the Rose/Glenn Group which holds a policy issued by EICN and which entitled it to receive consideration consisting of 8,463 shares in the Company’s conversion from a mutual company to a stock company. The common stock was issued to Rose/Glenn Group. Ms. Glenn disclaims beneficial ownership of such shares of common stock.

(3)	Ms. Ong is a Director of Hobbs, Ong & Associates, Inc. which holds a policy issued by EICN and which, based on the election made by it, entitled it to receive consideration consisting of $113,798 in the conversion from a mutual company to a stock company.

(4)	Mr. Sande is a partner of Jones Vargas, a Nevada law firm, which holds a policy issued by EICN and which, based on the election made by it, entitled it to receive consideration consisting of $298,282 in the conversion from a mutual company to a stock company.

Pursuant to NRS § 693A.500, until February 5, 2012, or if earlier, such date as the Company no longer directly or indirectly owns a majority of the outstanding voting stock of EICN, no person, other than the Company, any direct or indirect subsidiary of the Company and any employee compensation or benefit plan of the Company or any such direct or indirect subsidiary, may directly or indirectly offer to acquire or acquire in any manner the beneficial ownership of five percent (5%) or more of any class of voting security of the Company without the prior approval of the Commissioner of the Nevada Division of Insurance of an application for such acquisition pursuant to NRS § 693A.500. Any such acquisition may be subject to the provisions of NRS § 693A.505 to 693A.525.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Employers Holdings’ Directors and certain officers are required to report their ownership and changes in ownership of Employers Holdings common stock to the Securities and Exchange Commission.

The Commission has established certain due dates for these reports. No reports were required in 2006 because Employers Holdings did not become a public stock company subject to the Commission’s requirements until completion of the initial public offering of the Company’s stock in 2007.

AUDIT MATTERS

Audit Committee Independence

The three members of Employers Holdings Audit Committee are independent (as independence is defined by the provisions of section 303A.02 of the New York Stock Exchange Listing Standards).

Communications with the Audit Committee

Complaints or concerns about accounting matters may be submitted to the Audit Committee in any of the following ways:

•	by mailing a written description of the complaint or concern to the following address:
Corporate Compliance Reporting Employers Holdings, Inc. 465 South Meadows Parkway, Suite 20-245 Reno, Nevada 89521

•	by sending a written description of the complaint or concern to the following e-mail address: CorporateComplianceOfficer@employers.com or

•	by calling the toll-free hotline and talking to an uninterested person at (800) 826-6762.

Reports may be made anonymously. The Corporate Compliance Officer will check the above mailbox, e-mail address, and telephone hotline messages on a regular basis and will promptly review and log all submissions. Any concerns regarding accounting, internal controls or auditing matters requiring immediate Audit Committee action will be submitted to the Chairman of the Audit Committee within twenty-four (24) hours. Reports of suspected violations of law and Company policies will be appropriately investigated. The Corporate Compliance Officer will provide periodic reports to the Audit Committee regarding the submissions relating to accounting, internal controls or auditing matters and the investigation and resolution of such matters.

Audit Committee Report

In connection with the financial statements for the fiscal year ended December 31, 2006, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with Ernst & Young, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended; and

•	received the written disclosure and letter from Ernst & Young on the matters required by Independence Standards Board Standard No. 1 and has discussed with Ernst & Young their independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors at the March 28, 2007 meeting of the Board that EIG’s audited financial statements for the year ended December 31, 2006 be included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Board has approved this inclusion.

/s/ The Audit Committee

Ronald F. Mosher, Chairperson
Rose E. McKinney-James
Katherine W. Ong

Service Fees Paid to the Independent Registered Public Accounting Firm.

The Audit Committee engaged Ernst & Young to perform an annual audit of the Company’s financial statements for the fiscal year ended December 31, 2006. Following is the breakdown of fees paid to Ernst & Young by the Company for the last two fiscal years.

Audit Fees.    Fees incurred by Employers Holdings’ predecessor, EIG, for audit services provided by Ernst & Young related to the annual financial statement audits, reviews of quarterly financial statements filed in S-1 filings, and statutory audits approximated $1.7 million and $0.7 million for fiscal years 2006 and 2005, respectively, of which $1.1 million and $0.0 million, respectively, related to S-1 or registration filings. One hundred percent (100%) of the audit fees in 2006 and one hundred percent (100%) in 2005 were preapproved by the Audit Committee.

Audit-Related Fees.    Fees for audit-related services provided by Ernst & Young incurred by Employers Holdings’ predecessor, EIG, for fiscal years 2006 and 2005 relating to the Company’s annual 401(k) defined contribution plan audits and final audit of the defined benefit plan in 2005 which is now fully liquidated, were approximately $26,000 and $45,000 respectively. One hundred percent (100%) of the audit-related fees in 2006 and ninety-two point four percent (92.4%) in 2005 were preapproved by the Audit Committee.

Tax Fees.    The Company has not incurred any tax related fees from Ernst & Young for 2005 or 2006.

All Other Fees.    The Company has not incurred any other fees from Ernst & Young for 2005 or 2006.

PREAPPROVAL POLICIES AND PROCEDURES

The Audit Committee’s preapproval policies and procedures for the incurrence of Auditor’s Fees are contained in its Charter, a copy of which is attached hereto as Appendix A, available on our website at www.employers.com or available in print form to any stockholder who requests it. Specifically, under paragraph 2 of the ‘‘Authority, Responsibilities, and Limitations’’ section, the committee shall review and, in its sole discretion, approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Exchange Act and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent auditors (which approval should be made after receiving input from the Company’s management, if desired). Approval of audit and permitted non-audit services will be made by the Committee or by one or more members of the Committee as shall be designated by the Committee or the chairperson of the Committee, and the person[s] granting such approval shall report such approval to the Committee at the next scheduled meeting.

GOVERNANCE DOCUMENT INFORMATION

Employers Holdings’ Board of Directors Committee Charters, Corporate Governance Guidelines, Related Person Transactions Policy and Procedures, Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers are posted on the Company’s website at www.employers.com. Copies of these documents will be delivered, free of charge, to any stockholder who requests them from Employers Holdings’ Investor Relations Director, Vicki Erickson, at (775) 327-2794.

STOCKHOLDER PROPOSALS FOR THE 2008 MEETING

The deadline for stockholders to submit to the Secretary of the Corporation, in proper written form, proposals to be considered for inclusion in the Proxy Statement for the 2008 Annual Meeting of Stockholders is December 18, 2007. This deadline applies to proposals submitted for inclusion in Employers Holdings’ Proxy Statement for the 2008 Annual Meeting under the provisions of Rule 14a-8 of the Exchange Act.

Proposals of stockholders submitted outside the process of Rule 14a-8 under the Exchange Act in connection with the 2008 Annual Meeting of Stockholders must be received by the Secretary of Employers Holdings, in proper written form, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of this year’s Annual Meeting of Stockholders, or not earlier than February 1, 2008 and not later than March 2, 2008, in accordance with the Amended and Restated Bylaws of Employers Holdings, Inc. In the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever comes first.

The Company’s Amended and Restated Bylaws require, among other things, that to be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring to the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements and understandings between such stockholder and any other person or person(s) (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and, (v) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

HOUSEHOLDING INFORMATION

Only one Annual Report to Stockholders and Proxy Statement is being delivered to multiple stockholders sharing an address unless Employers Holdings received contrary instructions from one or more of the stockholders.

If a stockholder at a shared address to which a single copy of the Annual Report and Proxy Statement was delivered wishes to receive a separate copy of the Annual Report or Proxy Statement, he or she should contact Employers Holdings’ transfer agent, Wells Fargo Shareholder Services (Wells Fargo) at 1-800-468-9716 or by writing to Wells Fargo Shareowner Services at P.O. Box 64854, St. Paul, MN 55164-0854 or www.wellsfargo.com/shareownerservices. The stockholder will be delivered, without charge, a separate copy of the Annual Report and/or Proxy Statement promptly upon request.

If stockholders at a shared address currently receiving multiple copies of the Annual Report and Proxy Statement wish to receive only a single copy of these documents, they should contract Wells Fargo in the manner provided above.

GENERAL

The Board of Directors knows of no other matters which will be presented at the meeting. However, if other matters properly come before the meeting or any adjournment, the person or persons voting your shares pursuant to instructions by proxy card will vote your shares in accordance with their best judgment on such matters.

Employers Holdings will bear the expense of preparing, printing, and mailing this Proxy Statement. Officers and regular employees of Employers Holdings and its subsidiaries may solicit the return of proxies. However, they will not receive additional compensation for soliciting proxies. Employers Holdings has engaged the services of Morrow & Co., Inc. to assist in the solicitation of proxies at an anticipated cost of $5,000.00 plus reasonable and customary disbursements. Employers Holdings has requested brokers, banks, and other custodians, nominees, and fiduciaries to send proxy materials to beneficial owners and will, upon request, reimburse them for their expense in so doing. Solicitations may be made by mail, telephone, or other means.

So that your shares may be represented if you do not plan to attend the Annual Meeting, please vote your proxy by mail on the enclosed proxy card, by telephone or by the Internet as soon as possible. Your prompt response will greatly facilitate arrangements for the 2007 Annual Meeting of Stockholders, and your cooperation is appreciated.

On Behalf of the Board of Directors,

Lenard T. Ormsby, Secretary

April 16, 2007

APPENDIX A

AUDIT COMMITTEE CHARTER
OF THE
BOARD OF DIRECTORS OF EMPLOYERS HOLDINGS, INC.

As Amended and Restated by the Board of Directors on January 11, 2007

PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (the ‘‘Committee’’) of the Board of Directors of Employers Holdings, Inc. (‘‘EMPLOYERS’’ or the ‘‘Company’’) is to (a) assist the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditors’ qualifications and independence, and (iv) the performance of the Company’s independent auditors and the Company’s internal audit function, and (b) prepare the Audit Committee report as required by the Securities and Exchange Commission (the ‘‘SEC’’) for inclusion in the Company’s annual proxy statement.

COMPOSITION OF THE COMMITTEE

The Board Audit Committee shall consist of a minimum of three directors. Members of the Committee shall be appointed by the Board of Directors upon recommendation of the Board Governance and Nominating Committee and may be removed by the Board in its discretion. Any vacancy on the Committee shall be filled by a majority vote of the Board after receiving the recommendation of the Board Governance and Nominating Committee.

The Chairman of the Audit Committee shall be elected by the full Board of Directors, provided that if the Board does not designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

Each member of the Committee shall be ‘‘independent’’ under the applicable rules of the New York Stock Exchange (the ‘‘NYSE’’), and any additional requirements that the Board deems appropriate.

No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Company’s annual proxy statement.

Each member of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must be designated by the Board to be the ‘‘audit committee financial expert,’’ as defined by the SEC pursuant to § 407 of the Sarbanes-Oxley Act of 2002 (the ‘‘Act’’).

MEETINGS OF THE COMMITTEE

The Committee shall meet at such times as it determines necessary or appropriate, but not less than once every fiscal quarter. The Committee is governed by the same rules regarding meetings, action without meetings, notice, waiver of notice, quorum and voting requirements as are applicable to the full Board of Directors.

The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee must meet separately on a periodic basis with (i) management, (ii) the director of the Company’s internal auditing department or other person responsible for the internal audit function and (iii) the Company’s independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe warrant Committee attention.

The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

The Committee is authorized to adopt its own rules of procedure that do not conflict with (a) any provision of this Charter, (b) any provision of the Bylaws of Employers, (c) the New York Stock Exchange Listed Company Manual, or (d) federal or Nevada state law. Although the members of the Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Committee, except to the extent otherwise provided under applicable federal or Nevada state law.

AUTHORITY, RESPONSIBILITIES, AND LIMITATIONS

In furtherance to this purpose, the Audit Committee shall have the following authority, responsibilities, and limitations consistent with and subject to applicable law and rules and regulations promulgated by the SEC, NYSE, or any other applicable regulatory authority:

Relationship with Independent Auditor

1.	Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company, and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Company’s Annual Report on Form 10-K is referred to herein as the ‘‘independent auditors’’).

2.	Review and, in its sole discretion, approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent auditors (which approval should be made after receiving input from the Company’s management, if desired). Approval of audit and permitted non-audit services will be made by the Committee or by one or more members of the Committee as shall be designated by the Committee/the chairperson of the Committee and the person[s] granting such approval shall report such approval to the Committee at the next scheduled meeting.

3.	Review the performance of the Company’s independent auditors, including the lead partner of the independent auditors, and, in its sole discretion, make decisions regarding the replacement or termination of the independent auditors when circumstances warrant.

4.	Obtain at least annually from the Company’s independent auditors and review a report describing:

a.	the independent auditors’ internal quality-control procedures;

b.	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

c.	all relationships between the independent auditors and the Company (including a description of each category of services provided by the independent auditors to the Company and a list of the fees billed for each such category);

5.	Present the Committee’s conclusions to the Board with respect to the report from the Company’s independent auditor, as well as its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors.

6.	Evaluate the independence of the Company’s independent auditors by, among other things:

a.	monitoring compliance by the Company’s independent auditors with the audit partner rotation requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder;

b.	monitoring compliance by the Company of the employee conflict of interest requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder; and

c.	engaging in a dialogue with the independent auditors to confirm that audit partner compensation is consistent with applicable SEC rules;

7.	Review and discuss with the independent auditors their annual audit plan, including the timing and scope of audit activities, and monitor such plan’s progress and results during the year;

Financial Disclosure

8.	Review with management, the Company’s independent auditors and the director of the Company’s internal audit department, the following information which is required to be reported by the independent auditor:

a.	all critical accounting policies and practices to be used;

b.	all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

c.	all other material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences; and

d.	any material financial arrangements of the Company which do not appear on the financial statements of the Company;

9.	Meet to review with management, the Company’s independent auditors and, if appropriate, the director of the Company’s internal auditing department, the Company’s annual audited financial statements and quarterly financial statements, including the Company’s specific disclosures under ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations,’’ and any major issues related thereto;

10.	Review with management, the Company’s independent auditors and, if appropriate, the director of the Company’s internal auditing department, the following:

a.	major issues regarding accounting principles and financial statements presentations, including any significant changes in the Company’s selection or application of accounting principles;

b.	any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on the Company’s financial statements; and

c.	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

d.	the type and presentation of information to be included in earnings press releases (paying particular attention to any use of ‘‘pro forma’’ or ‘‘adjusted’’ non-GAAP information), as well as review any financial information and earnings guidance provided to analysts and rating agencies.

11.	Resolve all disagreements between the Company’s independent auditors and management regarding financial reporting;

12.	Review on a regular basis with the Company’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

a.	any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

b.	any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and

c.	any ‘‘management’’ or ‘‘internal control’’ letter issued, or proposed to be issued, by the independent auditors to the Company;

13.	Review:

a.	the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Company’s internal audit function, through inquiry and discussions with the director of the Company’s internal auditing department and management.

b.	the yearly report prepared by management, and attested to by the Company’s independent auditors, assessing the effectiveness of the Company’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Company’s Annual Report on Form 10-K; and

c.	the Committee’s involvement and interaction with the independent auditor and with internal auditors, as well as interaction with key members of financial management, including the chief financial officer and chief accounting officer;

14.	Review with the chief executive officer, chief financial officer, director of the Company’s internal auditing department and independent auditors, periodically, the following:

a.	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

15.	Discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal auditing department, assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

Internal Audit Matters

16.	Review and concur in the appointment and replacement of the director of the Company’s internal auditing department.

17.	Review the activities, organizational structure, independence and effectiveness of the internal audit function, including the scope of its responsibilities and the adequacy of its staffing and budget. Review the internal audit plan, completed audit reports, recommendations and follow-up. Review the significant reports to management prepared by the internal auditors and management’s responses thereto.

18.	Review with management and the director of the Company’s internal auditing department, the Company’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies;

Reports

19.	Receive periodic reports from the Company’s independent auditors, management and director of the Company’s internal auditing department to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company;

20.	Review and discuss with the independent auditors the results of the year-end audit of the Company, including any comments or recommendations of the Company’s independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Company’s financial statements should be included in the Annual Report on Form 10-K;

21.	Prepare the Audit Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement;

22.	Review the type of presentation and the type of information to be included in the Company’s earnings press releases as well as financial information and earnings guidance, if any, provided by the Company to analysts and rating agencies. The Committee need not discuss, in advance, each earnings release or each instance in which the Company may provide earnings guidance, but the management member who releases any such information shall provide the Committee with a copy of the disclosure as soon as possible thereafter.

Legal Compliance/General

23.	Establish and maintain free and open means of communication between and among the Committee, the Company’s independent auditors, the Company’s internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

24.	Establish clear hiring policies by the Company for employees or former employees of the Company’s independent auditors;

25.	Meet periodically with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Company and (ii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Company or any of its directors, officers, employees or agents or breaches of fiduciary duty to the Company;

26.	Review the Company’s policies relating to the ethical handling of conflicts of interest and review past or proposed transactions between the Company and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Company’s independent auditors;

27.	Review and approve in advance any services provided by the Company’s independent auditors to the Company’s executive officers or members of their immediate family;

28.	Review the Company’s program to monitor compliance with the Company’s Code of Conduct, and meet periodically with the Company’s Compliance Officer to discuss compliance with the Code of Conduct;

29.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

30.	Establish procedures for the receipt, retention and treatment of reports of evidence of a material violation made by attorneys appearing and practicing before the SEC in the representation of the Company or any of its subsidiaries, or reports made by the Company’s chief executive officer or general counsel in relation thereto;

31.	Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company;

32.	Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function; and

33.	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

DELEGATION OF AUTHORITY

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis evaluate its performance. In conducting this review, the Committee shall evaluate whether the Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate. The evaluation shall address all matters that the Committee considers relevant to its performance, including a review and assessment of the adequacy of this Charter, and shall be conducted in such manner as the Committee deems appropriate. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.

INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it deems necessary or appropriate. The Committee shall have the sole authority to retain or terminate any consultant to assist the Committee in carrying out its responsibilities, including sole authority to approve the consultant’s fees and retention terms, such fees to be borne by the Company.

* * *

While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct ‘‘field work’’ or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

Nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under applicable federal or state law.

***

APPENDIX B
PROXY CARD

EMPLOYERS HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 31, 2007
10:00 a.m. Pacific Daylight Time

RENO-SPARKS CONVENTION CENTER
4590 South Virginia Street
Reno, Nevada 89502

Employers Holdings, Inc. 9790 Gateway Drive Reno, Nevada 89521	Proxy

The undersigned hereby appoints Douglas D. Dirks, Michael D. Rumbolz and Martin J. Welch, and each of them, with full power of substitution, to represent the undersigned and as proxies to vote all the common stock of Employers Holdings, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders to be held on May 31, 2007, or at any adjournment or postponement thereof. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

This proxy is solicited on behalf of the Board of Directors. This proxy will be voted as specified by the undersigned. If no choice is specified, the proxy will be voted ‘‘FOR’’ all of the Director nominees listed in Item 1 and ‘‘FOR’’ ratification of the Company’s independent registered public accounting firm, Ernst & Young LLP, for 2007 in Item 2.

See reverse for voting instructions.

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COMPANY #

There are three ways to vote your proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares by proxy in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CDT) on May 30, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/eig/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CDT) on May 30, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Employers Holdings, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

↓ Please detach here ↓

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Rose E. McKinney-James	Vote FOR	Vote WITHHELD
		02 John P. Sande, III	all nominees	from all nominees
		03 Martin J. Welch	(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee,
Write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of the appointment of the Company’s independent registered public accounting firm, Ernst & Young LLP, for 2007.	For	Against	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box	Indicate changes below:	Date:

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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